January 24, 2012
To whom it may concern

REIT Issuer: Japan Hotel and Resort, Inc. Roppongi Hills Mori Tower, 6-10-1, Roppongi Minatoku, Tokyo
Executive Director	Kaname Masuda
(Securities code: 8981)

Asset Management Company: Japan Hotel & Resort K.K.
Chief Executive Officer	Hiroyuki Suzui
Contact: Operations Division Director	Noboru Itabashi
Tel: 03-6439-0333

(Addition) Notice Regarding Convocation of the General Meeting of Unitholders
Concerning Approval of Merger Agreement and Other Matters

Japan Hotel and Resort, Inc. (“JHR”) hereby announces additional information contained in the Convocation Notice of the 8th General Meeting of Unitholders attached to the “Notice Regarding Convocation of the General Meeting of Unitholders Concerning Approval of Merger Agreement and Other Matters” released on January 13, 2012.

Section which includes additional information

Today, Nippon Hotel Fund Investment Corporation (“NHF”) has decided on a proposal to be made at a general meeting of unitholders scheduled on February 24, 2012.  NHF has decided on proposed amendments to the articles of incorporation of NHF as well.  Therefore, such proposed amendments to the articles of incorporation have been added to the attached “Convocation Notice of the 8th General Meeting of Unitholders (Proposal)” as Attachment 3.

The merger between Nippon Hotel Fund Investment Corporation and Japan Hotel and Resort, Inc. (the “Merger”) involves a statutory merger between foreign companies. The Merger is subject to disclosure requirements of a foreign country that are different from those of the United States.

Financial information included in this press release was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country. You may not be able to sue a foreign company or its officers in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the Merger, such as in open market or privately negotiated purchases.

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<Attached Material>
Convocation Notice of the 8th General Meeting of Unitholders (Proposal)

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that reflect NHF’s and JHR’s plans and expectations. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause NHF’s and JHR’s actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, ‘future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. Actual results may differ materially in the future from those reflected in forward-looking statements contained in this press release due to various factors including but not limited to: failure of the parties to agree on some or all of the terms of the merger; failure to obtain a necessary unitholders’ approval; inability to obtain some or all necessary regulatory approvals or to fulfill any other condition to the closing of the transaction; changes in laws or accounting standards, or other changes in the business environment relevant to the parties; challenges in executing our business strategies; the effects of financial instability or other changes in general economic or industry conditions; and other risks to consummation of the transaction.

*
The original Japanese document was distributed to press clubs in the Tokyo Stock Exchange, the Ministry of Land, Infrastructure, Transport and Tourism, and the construction trade newspaper of the Ministry of Land, Infrastructure, Transport and Tourism.

*	Japan Hotel and Resort, Inc. website: http://www.jhrth.com/

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[Translation]
(Securities code: 8981)
February 8, 2012
Dear Unitholders:

Japan Hotel and Resort, Inc. Roppongi Hills Mori Tower, 6-10-1, Roppongi Minatoku, Tokyo Executive Director Kaname Masuda

Convocation Notice of the 8th General Meeting of Unitholders (Proposal)

We wish to express our deepest sympathy to everyone who has suffered as a result of the recent Great East Japan Earthquake.
This is to inform you that the 8th general meeting of unitholders of Japan Hotel and Resort, Inc. (“JHR”) will be held as described below.  You are cordially invited to attend the general meeting of unitholders.
Please note that you may exercise your voting rights in writing if you are unable to attend the general meeting of unitholders in person.  In such case, you are sincerely requested to carefully examine the attached “Reference Material for the General Meeting of Unitholders” and, after indicating your votes for or against each agenda on the enclosed voting rights exercise form, to send such form to us, ensuring that the form reaches us by no later than 5:30 p.m. on Thursday, February 23, 2012.  If you submit such form without indicating your votes for or against any agenda, JHR will deem that you have declared for such agenda.
In accordance with Article 93, Paragraph 1 of the Act on Investment Trust and Investment Corporation of Japan, JHR has set out the provisions concerning “Deemed Approval” as described below in Article 41 of its articles of incorporation. Accordingly, please be aware that if you are not present at the general meeting of unitholders and do not exercise your voting rights in writing, JHR will deem that you have voted in favor of each agenda submitted to the general meeting of unitholders.

＜Extract from the articles of incorporation of JHR＞
Article 41 (Deemed Approval)
Any unitholder who does not attend a general meeting of unitholders and does not exercise his/her voting rights shall be added to the number of voting rights of the unitholders in attendance and deemed to be in favor of any proposal submitted to such general meeting of unitholders (provided, however, that in cases where two or more proposals are submitted and any such proposal is in conflict in its nature with another proposal, both of such proposals shall be excluded from such deemed approval).

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1.	Date and Time:	February 24, 2012 (Friday) at 10:00 a.m.
2.	Place:	1-10-7 Kyobashi, Chuo-ku, Tokyo KPP Yaesu Building, 11th floor, AP Tokyo Yaesu Avenue
3.	Purpose of the General Meeting of Unitholders:
Agenda to be Resolved
	Proposal 1:	Regarding the approval of the merger agreement
	Proposal 2:	Regarding the cancellation of the asset management agreement with Japan Hotel & Resort K.K.
	Proposal 3:	Regarding the amendment to the articles of incorporation

End of Document

*	If you attend the general meeting of unitholders in person, please submit the enclosed voting rights exercise form to the receptionist at the venue.
*
If you choose to exercise your voting rights by proxy, you may appoint another unitholder with voting rights to attend the general meeting of unitholders as your proxy.  In such case, such proxy shall submit your voting rights exercise form together with a document certifying the status of the proxy.

*	Method of publicizing in the case of revision of the Reference Material for the General Meeting of Unitholders:
Please note that any revisions that are required to be made to the matters included in the Reference Material for the General Meeting of Unitholders will be posted on JHR’s Web Site (http://www.jhrth.com/).

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Reference Material for the General Meeting of Unitholders

Proposals and Additional Information

Proposal 1        Regarding the approval of the merger agreement

1.      Reasons for implementing an absorption-type merger
Japan Hotel and Resort, Inc. (“JHR”) was listed on the REIT section of Tokyo Stock Exchange in February 2006 as the first hotel management-focused investment corporation in Japan.  JHR has managed 9 properties in total (total net assets: JPY 91,204 million) as of the end of the 6th fiscal period (August 31, 2011).  JHR has sought for the management that enjoys the result of increased profits from hotel with a strategic combination of fixed rent and variable rent, as conducting medium to long-term stable management by selecting properties which are competitive in location, etc. as hotels (hardware side) and have renters and management support agencies with excellent hotel-management ability (software side) as targets of investment.
The real estate investment corporations (generally, “J-REIT”) market has marked its 10th anniversary since its establishment in September 2001, and the whole J-REIT market has expanded to JPY 2,977 billion in aggregate market price as of the end of November 2011, and JPY 8,245.8 billion in aggregate acquisition price with respect to real estate.  After the Great East Japan Earthquake which occurred on March 11, 2011, there have been active movements such as the increased amount of purchase of investment units of J-REIT by the fund for assets purchased by the Bank of Japan, publication regarding capital increase through public offerings and acquisitions of new properties by J-REITs, change of sponsors and mergers among J-REITs, and further developments are expected in the future as well.
Under these circumstances, JHR and Nippon Hotel Fund Investment Corporation (“NHF”) have conducted thorough consultation and deliberations in order to realize, as hotel-focused J-REITs, the coexistence of “stability” and “acquisition of upside” in rent income, the further dispersion of the portfolio and expansion of asset scale, and the improvement of liquidity by increasing the number of investment units and enhancing the aggregate market price through the merger between JHR and NHF (the “Merger”).  As a result, JHR and NHF reached a common recognition that the Merger, as a strategy to overcome their respective tasks and grow together, would contribute to the maximization of unitholders’ value of both JHR and NHF and thus executed the merger agreement.  In addition, it is expected that, after the Merger, the synergy effect on costs from the Merger will raise the standard of cash distributions, the application of “negative goodwill” will stabilize cash distributions and replacement of properties will improve the profitability and stability of the portfolio and so forth.
The Merger will be conducted through an “absorption-type merger” method under which NHF will remain as the surviving corporation and JHR will be dissolved as the dissolving corporation.  JHR will be dissolved by the Merger.

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We would appreciate it if you unitholders would agree to the purpose of the Merger and approve the absorption-type merger agreement with NHF.

2.	Summary of the content of the absorption-type merger agreement
As described in Attachment 1.

3.	Summary of the content of the matters listed in Article 193, Paragraph 1, Item 1 through Item 3 of the Ordinance for Enforcement of the Act on Investment Trust and Investment Corporations of Japan
(1)	Matters concerning the reasonableness of the merger consideration
(i)	Matters concerning the reasonableness of the total amount of the merger consideration
(a)	Matters concerning merger ratio and allotment of investment units
a	Allotment of new investment units
NHF plans a 12-for-one unit split with March 31, 2012 as the record date for the split of units and April 1, 2012 as the effective date.  Although the merger ratio before taking the split of units into consideration is one to 11/12, in the case of allotting investment units of NHF at a ratio of 11/12 units of NHF per one unit of JHR based on the merger ratio before taking the split of units into consideration, a large number of unitholders of JHR will receive only fractional units of NHF.  Therefore, for the purpose of the Merger, prior to the allotment to JHR’s unitholders, a 12-for-one unit split for units of NHF will be implemented, and after this split of units, allotment at a ratio of 11 units of NHF per one unit of JHR will be carried out.

	NHF (Surviving corporation)	JHR (Dissolving corporation)
Allotment of Units in the Merger	1	11
		(Reference: Before split of units) 11/12 (*)
* Number of new investment units of NHF to be issued through the Merger (after split of units of NHF): Common units: 1,162,909 units

b	Delivery of payments on the Merger
In addition to the investment units described above, instead of cash distributions for JHR’s business period from September 1, 2011 to March 31, 2012, NHF plans to deliver payments on the Merger that will be equivalent to the cash distributions for such period to JHR’s unitholders which would have been made based on the distributable profit, within three months of April 1, 2012 (the “Effective Date”).

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(b)	Basis of calculation
NHF appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”), and JHR appointed Daiwa Securities Capital Markets Co. Ltd. (“Daiwa CM”), as their respective financial advisors for the Merger, and in each case, in order to ensure the fairness in the calculation of the merger ratio for the Merger, NHF and JHR requested their respective financial advisors to perform financial analyses regarding the merger ratio for the Merger.
In addition, the ratio shown in the outline of the calculation results by SMBC Nikko Securities and Daiwa CM is the ratio before the consideration of split of units by NHF at the ratio of 12 units per one unit of NHF.
SMBC Nikko Securities conducted its analysis of the merger ratio on each of NHF and JHR based on the market unit price method, the dividend discount model (DDM) method (“DDM”), and the net asset value method in order to produce a diverse analysis of the investment unit value of both NHF and JHR.  A summary of the analysis performed by SMBC Nikko Securities is as follows.

Valuation Method	Range of Merger Ratio
Market unit price method	0.86～0.89
DDM	0.74～1.01
Net asset value method	1.35

Taking into consideration the recent market trading conditions of investment units of both NHF and JHR, SMBC Nikko Securities adopted, with respect to the market unit price of NHF, the average closing prices of the investment units for periods of one month and three months prior to the calculation date (December 21, 2011), while SMBC Nikko Securities adopted, with respect to the market unit price of JHR, the average closing price of the investment units for periods of one month and three months prior to the calculation date (December 21, 2011).
Also, the calculation and analysis of the merger ratio performed by SMBC Nikko Securities is based on certain assumptions in addition to those described above.  Please refer to Note 1 below for details of the assumptions and a supplementary explanation on disclaimers.
Considering the fact that both NHF and JHR are listed on the Tokyo Stock Exchange, and have market unit prices, Daiwa CM conducted its calculation on NHF and JHR based on the market unit price method, calculated based on the average closing price of investment units for periods of one month, three months, and six months prior to the calculation date (December 21, 2011).  Simultaneously, Daiwa CM conducted its calculation on both NHF and JHR based on DDM and the adjusted book value method.
Results of the calculation based on each calculation method are as follows.

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Valuation Method	Range of Merger Ratio
Market unit price method	0.79～0.89
DDM	0.77～1.04
Adjusted book value method	1.36

Also, the calculation and analysis of the merger ratio performed by Daiwa CM is based on certain assumptions in addition to those described above.  Please refer to Note 2 below for details of the assumptions and a supplementary explanation on disclaimers.
Also, with respect to the earnings profit planning of JHR that SMBC Nikko Securities and Daiwa CM adopted as a basis for DDM, operating income, ordinary income and net income are expected to increase or decrease significantly in some fiscal years.  This is because although there was a temporary decline in income following the Great East Japan Earthquake, JHR believes that the economic environment will recover, and expects its income to increase.

(c)	Background to calculation
The merger ratio above was determined to be appropriate by NHF and JHR, as a result of careful discussions and negotiations taking into consideration various factors regarding NHF and JHR, such as the financial results, the status of assets and liabilities, prospects of the business, the synergy to be created by the Merger, and the results of the financial analyses conducted by the financial advisors to NHF and JHR.
NHF obtained an opinion from SMBC Nikko Securities, which stated that under certain assumptions the merger ratio is appropriate from a financial viewpoint (so-called “fairness opinion”).

(d)	Relationship with calculation agents
SMBC Nikko Securities and Daiwa CM do not fall under the definition of an “Affiliated Party” of NHF or JHR as set forth in Article 67, Paragraph 4 of the Ordinance Regarding Calculation of the Investment Corporation (Cabinet Ordinance No. 47 of 2006, as amended), and SMBC Nikko Securities and Daiwa CM do not have a material interest that should be described regarding the Merger.
As described in items (b) through (d) above, in order to ensure the fairness of the Merger, NHF retained SMBC Nikko Securities as its independent third party calculation agent for the benefit of NHF’s unitholders and obtained its analyses, and also obtained an opinion from SMBC Nikko Securities that the merger ratio is appropriate from a financial viewpoint under certain assumptions.
Given the above, the board of officers of NHF has determined that measures for ensuring the fairness of the Merger were adequately implemented.

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In order to ensure the fairness of the Merger, JHR retained Daiwa CM as its independent third party calculation agent for the benefit of its unitholders, and obtained a merger ratio calculation report from Daiwa CM containing an analysis of the merger ratio for the Merger from a financial viewpoint under certain assumptions.
Given the above, the board of officers of JHR has determined that measures for ensuring the fairness of the Merger were adequately implemented.

(Note 1)
SMBC Nikko Securities has not conducted any independent evaluation or assessment, or examination with a certified public accountant or other specialist, regarding the assets and liabilities of NHF and JHR.  SMBC Nikko Securities has not received any independent evaluation, etc. on the assets and liabilities of NHF and JHR from a third party.  SMBC Nikko Securities has used NHF, JHR and other REITS’ available financial information, publicly available information such as market data and analyst reports, and indices regarding finance, the economy and markets, to analyze the merger ratio.  SMBC Nikko Securities assumes that there is no undisclosed information that would materially affect the calculation of the merger ratio for NHF and JHR.  SMBC Nikko Securities has analyzed the merger ratio for NHF and JHR on the assumption that information and materials that SMBC Nikko Securities used for analysis are accurate and complete, and that future business plans and financial forecasts of NHF and JHR included in the information and materials have been rationally prepared based on the best possible estimates and judgment currently available from NHF and JHR.  SMBC Nikko Securities has not conducted any independent examination or verification of the accuracy, appropriateness or feasibility of the information and materials.

(Note 2)
Daiwa CM has no obligation to conduct any verification on the accuracy and completeness of all information provided (including but not limited to the information provided by NHF or JHR and information generally disclosed) when analyzing the merger ratio, but rather has assumed that all such information are accurate and complete.  Daiwa CM has not conducted any independent evaluation, appraisal or assessment and has no obligation to request a third party for evaluation, appraisal or assessment on all assets and liabilities of NHF or JHR (including but not limited to financial derivative, off-the-book asset and liabilities, and other contingent liabilities) including the analysis and valuation on individual assets and liabilities, when analyzing the merger ratio.  Daiwa CM analyzed the merger ratio for NHF or JHR on the assumption that financial forecasts provided by NHF or JHR have been rationally prepared based on the best possible estimates and judgment currently available from each management of NHF or JHR.  Daiwa CM has no obligation to conduct any examination of the accuracy or feasibility of such financial forecasts.

(ii)	Reasons for having selected money as a part of the merger consideration
Instead of cash distributions for JHR’s business period from September 1, 2011 to March 31, 2012, NHF plans to deliver payments on the Merger that will be equivalent to the cash distributions for such period to JHR’s unitholders which would have been made based on the distributable profit, within three months of the Effective Date.

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Such money is delivered as payments on the Merger instead of cash distributions, in order to distribute, to JHR’s unitholders, the result of the asset management by JHR during the period from the following day of the last day of JHR’s business period ending prior to the Effective Date (August 31, 2011) through the day preceding the Effective Date.

(iii)	Matters concerning the reasonableness of provisions of the matters concerning the total capital investment of NHF
(a)	Total capital investment:	JPY 0
(b)	Retained earnings:
The amount obtained by subtracting the amount set forth in the preceding item from changes in net assets of unitholders set forth in Article 22, Paragraph 1 of the Ordinance for Account of Investment Corporation

JHR has decided the matters concerning the total capital investment described above by taking into consideration the Ordinance for Account of Investment Corporation and other fair accounting standards, and JHR has considered the contents of the matters concerning the total capital investment to be reasonable.

(2)	Matters to be referred to concerning the merger consideration
(i)	Provisions of the articles of incorporation of the surviving corporation (NHF)
As described in Attachment 2.
(Note)
NHF has decided to make a proposal concerning amendments to the articles of incorporation (the contents of which are described in Attachment 3) at a general meeting of unitholders scheduled for February 24, 2012.

(ii)	Matters concerning the method of converting the investment units allotted as the merger consideration
(a)	Market in which such investment units are traded
the real estate investment trust securities market of the Tokyo Stock Exchange
(b)	Persons who intermediate or act as agents or representatives in the transactions of such investment units
The trading participants or member securities companies, etc. of the Stock Exchange stated in (a).

(iii)	Matters concerning the market price of the investment units allotted as the merger consideration

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The highest and the lowest prices and the amount of sales of the NHF investment units for each month in the last 6 months are as follows.

Highest and lowest monthly prices and monthly amount of sales of the investment units
Monthly	July 2011	August 2011	September 2011	October 2011	November 2011	December 2011
Highest (yen)	255,700	242,500	232,200	199,000	197,100	194,500
Lowest (yen)	231,500	210,000	195,200	178,600	178,100	180,300
Amount of sales (units)	1,450	1,237	2,270	1,896	1,265	1,837
(Note)	The highest and the lowest prices of the investment units are based on the trading price in the real estate investment trust securities market of the Tokyo Stock Exchange.

(3) Matters concerning financial statements
(i)	Matters concerning the surviving corporation (NHF)
(a)	Contents of the financial statements, asset management report, and statements of cash dividends which are relating to the final business period of NHF
As described in Attachment 4.
(b)
Contents of the disposition of any significant asset, the assumption of significant liability, or other events causing significant impact on the asset condition of the investment corporation which are arising after the last day of the final business period of NHF

At the meeting of the board of officers held on December 22, 2011, NHF has resolved to split each NHF investment unit, held by unitholders whose names are listed in the final unitholders register of NHF on March 31, 2012 (effectively, March 30, 2012, as the relevant date is not a business day for the registrar of the unitholders register) which is the day before the Effective Date, into 12 units.  Such split of investment units will become effective on the Effective Date, subject to the fulfillment of all the conditions precedent of the Merger.

(ii)	Matters concerning the dissolving corporation (JHR)
Contents of the disposition of any significant asset, the assumption of significant liability, or other events causing a significant impact on the asset condition of the investment corporation which are arising after the last day of the final business period of JHR
(a)	Transfer of shares of the asset management company
MLQ Investors, L.P. and Rockrise Sdn Bhd has executed an agreement on transfer of shares as of December 22, 2011, under which MLQ Investors, L.P. shall transfer all the issued shares of the asset management company of JHR to Rockrise Sdn Bhd and Rockrise Sdn Bhd shall obtain such shares by transfer as of December 29, 2011.
(b)	Change in the registrar of the unitholders register

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At a meeting of the board of officers of JHR held on January 13, 2012, it has been decided that the registrar of the unitholders register of JHR will be changed from Mitsubishi UFJ Trust and Banking Corporation to the Chuo Mitsui Trust and Banking Company, Limited as of January 13, 2012.

Proposal 2        Regarding the cancellation of the asset management agreement with Japan Hotel & Resort K. K.

In association with the Merger, it has been decided that the asset management agreement with Japan Hotel & Resort K. K. presently executed by JHR be cancelled as of the Effective Date subject to the Merger taking effect.  This is, therefore, to request your approval of such cancellation.
NHF has executed an asset management agreement with Japan Hotel REIT Advisors Co., Ltd.  It is expected that Japan Hotel REIT Advisors Co., Ltd. will continue to manage NHF’s assets after the Merger.
This proposal shall be made subject to the approval of the Proposal 1 “Regarding the approval of the merger agreement” in its original form.

Proposal 3        Regarding the amendment to the articles of incorporation

1.	Reason for amendment
This amendment will be made for the relocation of the head office of JHR from Minato-ku to Shibuya-ku.  As described in the supplementary provision, the timing of the relocation will be resolved at the board of officers of JHR after approval of the amendment of the articles of incorporation.

2.	Details of amendment
The current articles of incorporation will be partially amended as follows.
Current Articles of Incorporation	Proposed Amendment
Article3 (Location of Head Office) The head office of the Investment Corporation is in Minato-ku, Tokyo. (Newly Established)
Article3     (Location of Head Office)
The head office of the Investment Corporation is in Shibuya-ku, Tokyo.

Supplementary Provision
Article 3 of the proposed amendment shall become effective as of the date of the relocation of the head office which will be resolved at the board of officers.  This supplementary provision shall be deleted after such effective date.

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Reference Matters:

In the case where any agenda submitted to the general meeting of unitholders is considered to be in conflict with other agendas, the provisions regarding “Deemed Approval,” as set forth in Article 41 of the articles of incorporation of JHR shall not apply to any of such agenda.
None of the foregoing agenda, Proposal 1 through Proposal 3, falls under an agenda in conflict with other agendas.

End of Document

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Attachment 1

[TRANSLATION]

MERGER AGREEMENT (Copy)

Nippon Hotel Fund Investment Corporation (“NHF”) and Japan Hotel and Resort, Inc. (“JHR”) hereby execute this Merger Agreement (this “Agreement”) concerning the merger between NHF and JHR (the “ Merger”):

Article 1	Method Used for Merger

NHF and JHR shall implement an absorption-type merger (kyushu-gappei) in accordance with Article 147 of the Act on Investment Trusts and Investment Corporations ((Law No. 198 of 1951, as amended to date); the “Investment Trust Act”) where NHF shall be the surviving corporation and JHR shall be the dissolving corporation.

Article 2	Names and Addresses of Parties of Merger

The names and the addresses of the surviving corporation and the dissolving corporation are as follows:
(1)	Name and address of the surviving corporation
Name:	Nippon Hotel Fund Investment Corporation
Address:	2-6-2, Hamamatsucho Minatoku, Tokyo
(2)	Name and address of the dissolving corporation
Name:	Japan Hotel and Resort, Inc.
Address:	Roppongi Hills Mori Tower, 6-10-1, Roppongi Minatoku, Tokyo

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Article 3	Split of Units of NHF

As of the effective date of the Merger, NHF shall split the NHF’s investment unit held by unitholders whose names are listed or recorded in the final unitholders’ register of NHF as of the date immediately preceding the effective date of the Merger into 12 units, subject to the following conditions:
(i)
the agenda provided in Article 7, Paragraph 1 hereof is approved at the general meeting of  unitholders of NHF provided in the same Paragraph, and the agenda provided in Article 7, Paragraph 2 hereof is approved at the general meeting of unitholders of JHR provided in the same Paragraph;

(ii)	this Agreement will not be terminated or expired by the date immediately preceding the effective date of the Merger (the “Effective Date”); and
(iii)	it is reasonably expected that all conditions precedent regarding effecting the Merger provided in Article 13 hereof is to be fulfilled.

Article 4	Calculation Method of Number of NHF’s Investment Units Delivered upon the Merger and Matters regarding such Allotment

In connection with the Merger, NHF shall newly issue investment units of NHF after the split of units set forth in Article 3, as many as the aggregate number of investment units of JHR held by unitholders whose names are listed or recorded in the final unitholders’ register of JHR as of the date immediately preceding the Effective Date (excluding JHR’s unitholders who claim the right of purchasing their investment units pursuant to Article 149-3 of the Investment Trust Act, and NHF and JHR (if any), the “Allocation Target Unitholders”), and shall allot investment units to the Allotment Target Unitholders at the rate of 11 investment units of NHF after the split of units provided in Article 3 per one (1) investment unit of JHR.

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Article 5	Matters regarding Total Capital Investment of the Surviving Corporation

The amount of NHF’s total capital investment and the retained earnings to be increased upon the Merger shall be as follows; provided, however, that such amount may be changed upon consultation and agreement between NHF and JHR in consideration of the financial conditions of NHF and JHR as of the date immediately preceding the Effective Date:
(1)	Total capital investment:	0 yen
(2)	Retained earnings:
The amount obtained by subtracting the amount prescribed in the preceding item from the amount of changes in net assets prescribed in Article 22, Paragraph 1 of Ordinance for Account of Investment Corporation (Cabinet Office Ordinance No. 47 of 2006, as amended)

Article 6	Effective Date
The Effective Date shall be April 1, 2012; provided, however, that NHF and JHR may change such date upon consultation and agreement in consideration of necessity for progress of procedure for the Merger and other matters.

Article 7	General Meeting of Unitholders for Approval of the Merger/Agreement

1.
Pursuant to the provisions of Article 149-7, Paragraph 2 of the Investment Trust Act, NHF shall implement the absorption-type merger without having the approval of the Agreement at a general meeting of unitholders provided in Article 149-7, Paragraph 2 of the Investment Trust Act.

2.	JHR shall hold a general meeting of unitholders on February 24, 2012 or the date separately agreed by and between NHF and JHR, and request the approval of the following matters:
(i)	the approval of this Agreement pursuant to the provisions set forth in Article 149-2 of the Investment Trust Act;

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(ii)	termination of the asset management agreement with Japan Hotel & Resort K.K. (“JHRKK”) as of the Effective Date; and
(iii)	other matters separately agreed by and between NHF and JHR.

Article 8	Associated Corporation, etc. of NHF after the Merger

1.	The trade name of NHF after the Merger shall be Japan Hotel REIT Investment Corporation.
2.
The asset management company (which is prescribed in Article 2, Paragraph 19 of the Investment Trust Act; the same shall apply hereinafter), the asset custody company (which is prescribed in Article 2, Paragraph 20 of the Investment Trust Act; the same shall apply hereinafter), and administrative agent (collectively means administrative agent delegated the services prescribed in each items of Article 117 of the Investment Trust Act, and prescribed in Article 2, Paragraph 20 of the Investment Trust Act; the same shall apply hereinafter), of NHF shall not be changed upon the Merger; provided, however, that this shall not apply if NHF and JHR separately consult and agree otherwise.

3.
JHR will, on the condition that the Merger has taken effect, terminate, as NHF reasonably satisfies about the contents and the time limits, asset management agreement with JHRKK, asset custodian agreement with the asset custody company, and general administrative service agreement with administrative agent (excluding (i) the agreement regarding general administrative service for investment corporate bonds executed with Sumitomo Mitsui Banking Corporation and Daiwa Securities Capital Markets Co.Ltd. and (ii) the agreement regarding special account management executed with Mitsubishi UFJ Trust and Banking Corporation) and other agreement separately agreed by and between NHF and JHR; provided, however, that this shall not apply if NHF and JHR separately consult and agree otherwise.

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Article 9	Dividends

1.
From the date of execution of this Agreement to the Effective Date, NHF may pay dividends not exceeding the profit available for distribution for the fiscal period of the business period ending March 31, 2012 to the unitholders or the registered pledgee of units whose names are listed or recorded in the final unitholders’ register of NHF as of March 31, 2012.  NHF shall not pay any other dividends tounitholders.

2.
From the date of execution of this Agreement to the Effective Date, JHR may pay dividends not exceeding the profit available for distribution for the fiscal period of the business period ended August 31, 2011 to the unitholders or the registered pledgee of units whose names are listed or recorded in the final unitholders’ register of JHR as of August 31, 2011.  JHR shall not pay any other dividends to unitholders.

Article 10	A Payment to be Delivered on Merger

In addition to the investment units set forth in Article 4, instead of payment of dividends to JHR’s unitholders for JHR’s business period ending the date immediately preceding the Effective Date (the “JHR’s Final Business Period”), NHF shall pay the Allotment Target Unitholders, per JHR’s investment unit held by the Allotment Target Unitholders, an amount of a payment to be delivered on the Merger obtained by the calculation in accordance with the following formula (amounts less than one yen are rounded down.) within reasonable period, after the Effective Date, considering calculation of JHR’s income for the JHR’s Final Business Period, office procedures for the delivery of a payment to on the Merger.

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An amount per investment unit to be delivered on the Merger	=	JHR’s profit available for distribution as of the date immediately preceding the Effective Date
Number of JHR’s issued investment units as of the date immediately preceding the Effective Date

Article 11	Succession of Corporate Properties

On the Effective Date, NHF shall succeed all of assets, liabilities, and rights and obligations of JHR as of the Effective Date.

Article 12	Covenants

1.
During the period from and including the date of execution of this Agreement to and including the Effective Date, NHF and JHR shall conduct their respective businesses, and manage and operate their own assets in substantially the same manner as before the execution of this Agreement and in the manner of the ordinary course of business with the care of a good manager, and, cause their respective asset management companies, asset custody companies, administrative agents, or account auditors and other third parties to do the same.  With respect to the actions that materially affect their respective assets, or rights and obligations (including an issuance of investment units, sales of holding assets, acquisitions of new assets and etc., but excluding those prescribed in this Agreement), NHF and JHR shall take such actions upon obtaining a prior consent of the other party (such consent shall not be unreasonably refused, withheld or delayed).

2.
During the period from and including the date of execution of this Agreement to and including the Effective Date, NHF and JHR shall take practical measures that are necessary for the Merger, such as establishment of a system of the surviving corporation after the Merger, and in order to take such measures, NHF and JHR shall corporate as necessary, such as mutual information exchange.

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3.
During the period from and including the date of execution of this Agreement to and including the Effective Date, NHF and JHR shall be responsible for performance of its obligation with respect to their loans, etc., and shall not engage in actions resulting in breaches of financial covenants and other contracts.

4.
During the period from and including the date of execution of this Agreement to and including the Effective Date, except when the other party gives a prior written consent, NHF and JHR may not provide information to, conduct solicitation, negotiation, consultation, etc. with a third party other than the other party hereof with respect to the transaction that cause similar outcomes of the Merger or are substantively similar to the Merger (the “Alternative Transaction”).  In the case of breach of such obligation, a party who breaches such obligation shall bear all expenses (provided, however, up to 100 million yen) that the other party paid and shall pay total 300 million yen of penalty.  Provided, however, that when NHF or JHR receives inquiries or proposal with respect to information exchange, solicitation, negotiation, consultation (the “Proposals, etc.”) regarding the Alternative Transaction from a third party other than the other party, the provision in this paragraph shall not prevent NHF or JHR to consider the Proposals, etc. from such third party.  However, when NHF or JHR accepts the Proposals, etc. from such third party, NHF or JHR shall give the other party an opportunity to propose terms and conditions that are more advantageous than the Proposals, etc.

Article 13	Conditions Precedent of the Merger to Take Effect

1.
Each of NHF and JHR has the right to terminate this Agreement upon written notice from NHF to JHR or from JHR to NHF, without bearing any responsibility or obligation of payment to the other party (except for the case in which there is a breach attributable to the party itself who wishes to terminate this Agreement), if any of the conditions precedent of the Merger to take effect set forth below remains unsatisfied on the date immediately preceding the Effective Date, or if it becomes clear that any of such conditions precedent set forth below will not be satisfied on or before the date immediately preceding the Effective Date (in either case, except that there is a breach, fault, problem, etc. attributable to the party itself who wishes to terminate this Agreement or its related parties.

18

In addition, NHF and JHR shall confirm that the fact that they cannot receive the approval of the general meeting of unitholders prescribed in Article 7, Paragraph 1 or 2 does not fall under the “breach, fault, problem, etc. attributable to the party itself” described above.  Also, if neither NHF nor JHR shall execute such right of termination by or on the date immediately preceding the Effective Date, the Merger shall take effect on the Effective Date:

(1)
It has been confirmed that the procedures for filing a Form F-4 are not necessary for the Merger under the U.S. Securities Act, with the contents and by the method which NHF and JHR are reasonably satisfied.

(2)
JHR and JHRKK have agreed to terminate the asset management agreement and other contracts between JHR and JHRKK as of the Effective Date or the date that is separately agreed by and between NHF and JHR, with the contents that NHF is reasonably satisfied.

(3)
Approval at the general meetings of unitholders of JHR prescribed in Article 7, Paragraph 2, other procedures pursuant to applicable laws and ordinances and internal rules, etc., and the obtaining of required permits and approvals that are required in relation to the Merger or in order to implement the matters contemplated in connection with the Merger, have been completed.

19

(4)
Approval at the general meetings of unitholders of NHF prescribed in Article 7, Paragraph 1, other procedures pursuant to applicable laws and ordinances and internal rules, etc., and the obtaining of required permits and approvals that are required in relation to the Merger or in order to implement the matters contemplated in connection with the Merger, have been completed.

(5)	NHF’s and JHR’s debts maturing during the period from and including the execution of this Agreement to and including the Effective Date have been refinanced.
(6)
Approvals to implement the Merger from all lenders to NHF or JHR have been obtained and such approvals have not been withdrawn, and all such lenders to NHF or JHR have agreed in connection with the basic terms of loan.

(7)
Approval from the another parties from whom NHF and JHR should obtain an approval regarding of the implementation of the Merger in compliance with contracts, etc. between them (except such lenders to NHF or JHR as prescribed in the preceding item) has been obtained.

(8)
JHR has completed necessary actions (including, but not limited to the procedures required by Japan Securities Depository Center, Incorporated) to be conducted by the Effective Date upon the Merger in connection with the investment corporation bonds issued by JHR.

(9)	Split of units set forth in Article 3 has been completed.
(10)
There has not been any breach of contractual obligations (including a loan agreement), breach of financial covenants, any default in monetary obligations (including delinquency in payment of tax due and payable, but excluding minor breach), occurrence of any event of default (including any event that shall fall in an event of default as a result of notice, the passage of time, or both), suspension of payment, inability to pay debts, or commencement of or filing of petition for bankruptcy, special liquidation, civil rehabilitation, other applicable legal insolvency procedures, or voluntary liquidation proceedings such as turnaround alternative dispute resolution procedures for restructuring, as to NHF and JHR.

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(11)
Neither NHF nor JHR has received administrative disposition such as deletion of the registration, suspension of business in whole or in part, or other administrative disposition that would cause material difficulty or material adverse effects to implement the Merger from the regulatory agencies.

(12)	Other than the above, there exists no events that are reasonably considered to be a material obstruction or trouble for the realization of the Merger.

Article 14	Change of Terms of Merger and Termination of this Agreement

During the period from and including the date of execution of this Agreement to and including the Effective Date, in the case where (i) financial conditions or management conditions of NHF or JHR change materially, (ii) any event which adversely affect materially on the implementation of the Merger is occurred, (iii) it becomes difficult to accomplish the purpose of the Merger by any other event or (iv) any event which is likely to cause such situation becomes apparent, NHF and JHR may change the terms of the Merger or any other contents of this Agreement, or terminate this Agreement upon sincere consultation and mutual agreement.

Article 15	Fees

Except as otherwise provided in this Agreement, each party of this Agreement shall bear the remuneration for a certified public accountant, a lawyer, a licensed tax accountant, an investigation firm, an advisor and other professionals assigned for its own sake in connection with the preparation and conclusion of this Agreement, various procedures and transactions planned under this Agreement, and other commission, fee, etc. to incur or to expend, and other fees payable to lender upon borrowing, losses, etc. on interest-rate swap transaction and fees incurred by the date immediately preceding to the Effective Date.

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Article 16.	Governing Law and Jurisdiction

1.	This Agreement shall be governed by, and construed in accordance with, Japanese Law.
2.	Each party of this Agreement shall agree that the Tokyo District Court shall have exclusive jurisdiction of the first instance over all disputes arising in connection with this Agreement.

Article 17	Consultation in Good Faith

Other than those described in this Agreement, NHF and JHR shall resolve any matter that is necessary in respect of the Merger in accordance with the purpose of this Agreement upon mutual consultation.

(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.)

22

IN WITNESS WHEREOF, two (2) counterparts of this Agreement have been prepared, and each of the parties shall affix its name and seal impression thereon, and retain one (1) counterpart each.

Date:           December 22, 2011

NHF:
Nippon Hotel Fund Investment Corporation
2-6-2, Hamamatsucho Minatoku, Tokyo
Executive Director                                           Shigeo Sekita

JHR:
Japan Hotel and Resort, Inc.
Roppongi Hills Mori Tower, 6-10-1,
Roppongi Minatoku, Tokyo
Executive Director                                           Kaname Masuda

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Attachment 2

[TRANSLATION]

Articles of Incorporation of
Investment Corporation

Nippon Hotel Fund Investment Corporation

[TRANSLATION]

CHAPTER I.  GENERAL PROVISIONS

(Trade Name)

Article 1	The trade name of this investment corporation (the “Investment Corporation”) is Nippon Hotel Fund Toshi Hojin, and is expressed as “Nippon Hotel Fund Investment Corporation” in English.

(Purpose)

Article 2
The purpose of the Investment Corporation is to manage the assets of the Investment Corporation by investing them mainly in specified assets (being assets provided for in the Investment Trusts and Investment Corporations Act (the “Investment Trusts Act”); the same applies hereinafter), in accordance with the Investment Trusts Act.

(Location of Head Office)

Article3	The head office of the Investment Corporation is in Minato-ku, Tokyo.

(Method of Public Notice)

Article 4	Public notices of the Investment Corporation shall be made by publishing in the Nihon Keizai Shimbun.

CHAPTER II.  INVESTMENT UNITS

(Repayment of Investment Units upon Request of Unitholders)

Article 5	The Investment Corporation shall not repay investment units upon request of unitholders.

(Total Number of Investment Units Authorized to be Issued)

Article 6	The total number of investment units authorized to be issued by the Investment Corporation is 2,000,000.

2.
The proportion of the aggregate issue amount representing the investment units offered in Japan shall exceed 50% of the aggregate issue amount representing the investment units issued by the Investment Corporation.

3.
The Investment Corporation may make the offering of investment units to be issued by the Investment Corporation within the range of the total number of investment units authorized to be issued set forth in Paragraph 1 after receiving approval of the Board of Directors.  The issue price for one offered investment unit (being investment units allocated to those who have subscribed such investment units upon such offering) shall be decided by the Executive Directors and authorized by the Board of Directors, that such price is a fair price in light of the assets held by the Investment Corporation (“Assets Under Management”).

(Investment Units Handling Regulations)

Article 7
The handling and the fees of investment units of the Investment Corporation are subject to applicable laws and regulations, these Articles of Incorporation, and the Investment Unit Handling Regulations established by the Board of Directors.

(Minimum Net Asset Value to be Maintained at all Times by the Investment Corporation)

Article 8	The minimum net asset value that the Investment Corporation must maintain at all times shall be 50,000,000 yen.

CHAPTER III.  GENERAL MEETINGS OF UNITHOLDERS

(Holding and Convocation of Meetings)

Article 9	General meetings of unitholders shall in principle be held at least once every two years.

2.
Unless otherwise provided for in applicable laws or regulations, general meetings of unitholders shall be convened by the Executive Director in accordance with a resolution of the Board of Directors; if there is only one Executive Director, such Executive Director shall convene a general meeting of unitholders; and if there are more than two Executive Directors, one of the Executive Directors in accordance with the order predetermined by the Board of Directors shall convene a general meeting of unitholders.

(Chairperson)

Article 10
The Executive Director shall preside over the general meeting of unitholders if there is only one Executive Director.  One of the Executive Directors shall preside over the general meeting of unitholders in accordance with the order predetermined by the Board of Directors if there are more than two Executive Directors.  Provided, however, that if the Executive Directors supposed to serve as chairperson by the main clause of this Paragraph are unable to so act, another Executive Director or one of the Supervisory Directors shall preside over the general meeting of unitholders in accordance with the order predetermined by the Board of Directors.

(Resolution)

Article 11
Unless otherwise provided for in applicable laws, regulations, or these Articles of Incorporation, the resolutions of the general meeting of unitholders are adopted by a majority of the voting rights represented by the unitholders present.

2.	A unitholder may exercise his or her voting rights by a proxy, who must be another unitholder of the Investment Corporation having voting rights.

3.
In the case of the preceding Paragraph, the relevant unitholder or proxy must submit a document certifying the authority of the proxy to the Investment Corporation for each general meeting of unitholders.

(Exercise of Voting Rights in Writing)

Article 12	A unitholder who is not present at a general meeting of unitholders may exercise his or her voting rights in writing.

2.	The number of voting rights exercised in writing shall be counted in the number of voting rights represented by the unitholders present.

(Exercise of Voting Rights by Electromagnetic Method)

Article 13
The Investment Corporation may provide, by a resolution of the Board of Directors, that unitholders who are not present at a general meeting of unitholders may exercise his or her voting rights by electromagnetic method.

2.	The number of voting rights exercised by electromagnetic method shall be counted in the number of voting rights represented by the unitholders present.

(Deemed Approval)

Article 14
If a unitholder is not present at a general meeting of unitholders and does not exercise his or her voting rights, the unitholder will be deemed to have approved the proposals submitted to the general meeting of unitholders (excluding the proposals that conflict with each other in cases in which more than one proposal has been submitted).

2.
The number of voting rights represented by the unitholders who are deemed to have approved the proposals under the preceding Paragraph are included in the number of voting rights represented by the unitholders present.

(Record Date, etc.)

Article15
Unitholders entitled to exercise his or her rights at a general meeting of unitholders shall be those unitholders entered or recorded in the final unitholders register as of a record date as determined by the Investment Corporation by resolution of the Board of Directors and pursuant to applicable laws and regulations, and regarding which the Investment Corporation has made a public notice in advance.

2.	With regard to the matters of business at a general meeting of unitholders, meeting minutes shall be prepared pursuant to applicable laws and regulations.

3.	The Executive Director shall maintain the meeting minutes set forth in Paragraph 2 at the main offices of the Investment Corporation for ten years.

CHAPTER IV.  EXECUTIVE DIRECTORS AND SUPERVISORY DIRECTORS

(Number of Executive Directors and Supervisory Directors)

Article 16
There shall be at least one Executive Director and at least two Supervisory Directors (provided, however, that the number of Supervisory Directors must always be at least one more than the number of Executive Directors).

(Election and Term of Office of Executive Directors and Supervisory Directors)

Article 17	Unless otherwise provided for in applicable laws and regulations, Executive Directors and Supervisory Directors shall be elected by a resolution of a general meeting of unitholders.

2.
The term of office of an Executive Director and a Supervisory Director shall be two years after assumption of such office.  Provided, however, that an Executive Director or a Supervisory Director who has been elected to substitute an Executive Director or a Supervisory Director or to increase the number of Executive Directors or Supervisory Directors shall have a term of office corresponding to the remainder of term for his or her predecessor or other incumbent Executive Directors or Supervisory Directors.

(Payment Standards for Remuneration of Executive Directors and Supervisory Directors)

Article 18	The payment standards and payment times for the remuneration of the Executive Directors and the Supervisory Directors of the Investment Corporation shall be as follows:

(1)
The remuneration of each Executive Director must not be more than 800,000 yen per month, and an amount as determined by the Board of Directors shall be paid by the end of the relevant month by remittance to the bank account designated by the Executive Director.

(2)
The remuneration of each Supervisory Director must not be more than 500,000 yen per month, and an amount as determined by the Board of Directors shall be paid by the end of the relevant month by remittance to the bank account designated by the Supervisory Director.

(Liabilities of Executive Directors and Supervisory Directors to Investment Corporation)

Article 19
The Investment Corporation may, in accordance with the provisions of the Investment Trusts Act and by a resolution of the Board of Directors, exempt an Executive Director or a Supervisory Director from their liabilities to the extent permitted by applicable laws and regulations.

CHAPTER V.  BOARD OF DIRECTORS

(Board of Directors)

Article 20	The Investment Corporation shall have a Board of Directors composed of Executive Director(s) and Supervisory Directors.

2.
Unless otherwise provided for in applicable laws and regulations, in the case where there is only one Executive Director, that Executive Director shall convene and preside over meetings of the Board of Directors; and in the case where there are two or more Executive Directors, an Executive Director in accordance with an order predetermined by the Board of Directors shall convene and preside over meetings of the Board of Directors.

3.
Notice of convocation of a meeting of the Board of Directors must be dispatched to all Executive Directors and Supervisory Directors at least three days prior to the date of the meeting of the Board of Directors.  Provided, however, that this period may be shortened or convocation procedures may be omitted with the consent of all Executive Directors and Supervisory Directors.

4.
Notwithstanding the provisions of Paragraph 2 of this Article, each of an Executive Director and a Supervisory Director who is not authorized to convene meetings of the Board of Directors may request the convocation of a meeting of the Board of Directors by showing the objectives of the meeting of the Board of Directors to an Executive Director who is authorized to convene meetings of the Board of Directors pursuant to the provisions of the Investment Trusts Act.

(Resolutions, etc.)

Article 21
Unless otherwise provided for in applicable laws, regulations, or these Articles of Incorporation, the resolutions of meetings of the Board of Directors shall be adopted by a majority of the voting rights of the members present at the meeting, which must be attended by a majority of those members entitled to vote on the resolution.

2.
With regard to the matters of business at a meeting of the Board of Directors, meeting minutes shall be prepared pursuant to applicable laws and regulations, and the Executive Directors and Supervisory Directors present at the relevant meeting shall affix their signatures or their names and seals on such minutes.

3.	Executive Directors shall maintain meeting minutes prepared in accordance with Paragraph 2 at the main offices of the Investment Corporation for ten years.

(Regulations of Directors and the Board of Directors)

Article 22
Matters relating to the Board of Directors shall be set forth in the Regulations of Directors and the Board of Directors established by the Board of Directors, as well as in applicable laws and regulations and these Articles of Incorporation.

CHAPTER VI.  ACCOUNTING AUDITOR

(Election of Accounting Auditor)

Article 23	Unless otherwise provided for in applicable laws and regulations, the accounting auditor shall be elected by resolution of a general meeting of unitholders.

(Term of Office of Accounting Auditor)

Article 24
The term of office of the accounting auditor shall expire at the close of the first general meeting of unitholders held after the first settlement date of fiscal period occurring after one year has passed since such accounting auditor’s assumption of office.

2.
Unless otherwise resolved at the general meeting of unitholders provided for in the preceding Paragraph, the accounting auditor will be deemed to have been reelected at the general meeting of unitholders.

(Payment Standards for Remuneration of Accounting Auditor)

Article 25
The amount of the accounting auditor’s remuneration must not be more than 15,000,000 yen per business period, and an amount as determined by the Board of Directors shall be paid within three months after the Settlement Date (as defined in Article 33) of the relevant business period by remittance to the bank account designated by the accounting auditor.

CHAPTER VII.  TARGETS AND POLICIES OF ASSET MANAGEMENT

(Basic Policy of Asset Management)

Article 26	The Investment Corporation shall manage the Assets Under Management in a way that aims to achieve steady growth and to secure stable profits from the medium and long term viewpoint.

(Investment Stance)

Article 27
The Investment Corporation shall invest primarily in Real Estate, etc. (as defined in Article 28, Paragraph 1, Item (2); the same applies hereinafter) and in Real-Estate-Backed Securities (as defined in Article 28, Paragraph 1, Item (3)) (Real Estate, etc. and Real-Estate-Backed Securities shall be hereinafter collectively referred to as “Real-Estate-Related Assets”).

2.
The Investment Corporation shall invest in Real-Estate-Related Assets composed of or backed by real estate, all or part of which is used as hotel, or Real Estate Equivalents relating to such real estate (as defined in Article 28, Paragraph 1, Item (2); the same applies hereinafter) (the “Real Estate, etc. for Hotel”), and may also invest in Real-Estate-Related Assets composed of or backed by real estate, all or part of which is used as residence leased or accommodation offered with furniture or otherwise after its environment is improved at a certain level or residence or accommodation which can provide a certain service such as concierge service to the lessees or the guests, or Real Estate Equivalents relating to such real estate.  Provided, however, that when it is possible to use multiple properties, leasehold rights in real estate or surface rights integrally from the point of view of social economy and all or part of any one of them is used for hotel, the Investment Corporation may acquire all or part of Real-Estate-Related Assets composed of or backed by such multiple properties, leasehold rights in real estate or surface rights, or Real Estate Equivalents relating to them, subject to acquisition or possession of all or part of relevant Real Estate, etc. for Hotel.

3.
The geographical region subject to investment shall primarily be three major metropolitan areas (Tokyo’s 23 wards, Osaka City and Nagoya City) and other cities designated by government order and provincial capitals, and cities similar thereto.

4.
In the case where any unexpected event, such as a sudden change in market condition trends, general economic conditions or real estate market trends, occurs and unitholders’ interests are likely to be undermined, the Investment Corporation may, notwithstanding the provisions of the preceding Paragraphs, take necessary measures to protect unithoders’ interests.

5.
The Investment Corporation shall manage its assets by keeping the ratio of the total amount of specified real estate (which, of the specified assets that the Investment Corporation acquires, are those that are real estate, leasehold rights in real estate or surface rights, or beneficial interests in trust the objective of which is ownership of real estate, leasehold rights in land or surface rights) to the total amount of specified assets held by the Investment Corporation at 75% or more.

6.
The Investment Corporation shall keep the ratio of real estate, etc. (being real estate (that are assets listed in Article 37, Paragraph 3, Items 2(i), 2(ii) and 2(v) of the Accounting Rules for Investment Corporations; the same applies hereinafter in this paragraph), leasehold rights in real estate, assets listed in Article 37, Paragraph 3, Item 2(vi) of the Accounting Rules for Investment Corporations, surface rights and easements, and beneficial interests in trust the objective of which is these assets) to the total amount of assets held by the Investment Corporation at 70% or more.

(Types, Purpose and Scope of Specified Assets to be Managed)

Article 28	The Investment Corporation shall, in accordance with the basic policy provided for in Article 26, invest primarily in the following specified assets:

(1)	real estate;

(2)	each of the following assets (collectively, “Real Estate Equivalents”; and real estate and Real Estate Equivalents shall be collectively referred to as “Real Estate, etc.”);

(i)	leasehold rights in real estate;

(ii)	surface rights;

(iii)
beneficial interests in trust the objective of which is real estate, leasehold rights in real estate or surface rights (including comprehensive agreements under which cash incidental to real estate is also entrusted);

(iv)	beneficial interests in money trusts the purpose of which is to manage trust assets through investment primarily in real estate, leasehold rights in real estate and surface rights;

(v)
interests in investments under an agreement under which one party invests funds to be managed by another party primarily through investment in the assets set out in Item (1) or Items (2)(i) through (2)(iv) above, and such another party distributes the profits from its management of those assets (“Silent Partnership Interests Concerning Real Estate”); and

(vi)
beneficial interests in money trusts the purpose of which is to manage trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate and concerning the properties set out in Item (2)(iii) above.

(3)
the following securities the purpose of which is to invest 50% or more of assets that underlie such securities in Real Estate, etc. (including the case where no certificate representing rights is issued; collectively, “Real-Estate-Backed Securities”);

(i)	preferred equity securities (as defined in the Act on Securitization of Assets (the “Asset Securitization Act”));

(ii)	beneficial securities (as defined in the Investment Trusts Act);

(iii)	investment securities (as defined in the Investment Trusts Act); and

(iv)	beneficial securities of specified purpose trusts (as defined in the Asset Securitization Act) (excluding those that falls under the assets set out in Items (2)(iii), (2)(iv) or (2)(vi) above).

2.
The Investment Corporation shall invest in the following specified assets (including the case where no certificate representing rights is issued) in addition to the specified assets provided for in the preceding Paragraph:

(1)	deposits;

(2)	call loans;

(3)	securities (as defined in the Investment Trusts Act, but excluding those separately and expressly stated in this Paragraph);

(4)	certificates of deposit;

(5)	monetary claims (as defined in the Order for Enforcement of the Act on Investment Trusts and Investment Corporations (the “Enforcement Order of the Investment Trusts Act”));

(6)	promissory notes (as defined in the Enforcement Order of the Investment Trusts Act);

(7)	beneficial interests in money trusts the purpose of which is to manage trust assets through investment primarily in the assets set out in Items (1) through (5) of this Paragraph; and

(8)	rights associated with derivatives transactions only for the purpose of hedging (as defined in the Enforcement Order of the Investment Trusts Act).

3.	The Investment Corporation shall invest in the following assets in addition to the specified assets provided for in Paragraphs 1 and 2:

(1)	trademark rights, etc. under the Trademark Act (this refers to trademark rights or exclusive licenses or non-exclusive licenses of trademarks);

(2)	rights to use the wellsprings of hot springs, as provided for in the Hot Spring Act, and facilities related to such hot springs;

(3)	personal property, etc. (facilities, equipment and other properties added to real estate for convenience of structure or usage, as defined in the Civil Code);

(4)	copyrights, etc. under the Copyright Act;

(5)
carbon dioxide equivalent quota as defined in the “Act on Promotion of Global Warming Countermeasures” or other assets similar thereto, or emissions rights (including emissions rights relating to greenhouse gases); and

(6)	easements and other rights which are necessary or useful for the Investment Corporation to acquire in conjunction with its investments in Real Estate, etc.

(Investment Restrictions)

Article 29
The Investment Corporation shall not invest actively in the securities and monetary claims set forth in Paragraph 2 of the preceding Article, but rather seek to make investments by taking the safety and liquidity factors or the relationship thereof with the specified assets set forth in Paragraph 1 of the preceding Article into consideration.

2.
The Investment Corporation shall invest in rights associated with derivatives transactions as set forth in Paragraph 2, Item (8) of the preceding Paragraph only for the purpose of hedging interest rate risk or other risks arising from liabilities of the Investment Corporation.

(Purpose and Scope of Leasing of Underlying Assets)

Article 30
The Investment Corporation shall, in principle, lease all real estate (including real estate that underlies Real-Estate-Related Assets other than real estate that the Investment Corporation acquires, and including facilities such as car parks and signs) forming part of the Assets Under Management for the purpose of securing stable profits over the medium and long term.

2.
In leasing real estate set forth in the preceding Paragraph, the Investment Corporation may receive or make a deposit of money such as security deposits and guarantee deposits and other funds similar thereto, and in the case where the Investment Corporation receives such money, it shall manage such money in accordance with the basic policy of asset management and the provisions of the investment stance, etc. of the Investment Corporation.

3.
The Investment Corporation may lease the Assets Under Management that are not real estate (including real estate that underlies Real-Estate-Related Assets other than real estate that the Investment Corporation acquires) that form part of the Assets Under Management.

4.	The Investment Corporation may sublease real estate that it rents as a part of the asset management.

(Basic Rules for Evaluating Assets)

Article 31	The Investment Corporation shall, when evaluating the Assets Under Management, perform its duties with care and loyalty to unitholders.

2.	The Investment Corporation shall, when evaluating the Assets Under Management, strive to secure the reliability of evaluation.

3.	In the evaluation of the Assets Under Management, consistency shall be a general principle.

(Methods, Criteria and Reference Dates for Evaluating Assets)

Article 32
The Investment Corporation uses the following methods for evaluating assets depending on the type of the Assets Under Management in accordance with the Ordinance on Accountings of Investment Corporations (Cabinet Office Ordinance No. 47 of 2006), the Regulation for Real Estate Investment Trusts and Real Estate Investment Corporations and other regulations established by the Investment Trusts Association, Japan (the “ITA”) and the criteria based on the generally accepted corporate accounting standards:

(1)	Real estate, leasehold rights in real estate and surface rights (as set out in Article 28, Paragraph 1, Item (1) and Item (2) (i) or (ii))

These shall be evaluated at the value obtained by deducting aggregate depreciation from the acquisition price.  Depreciation amount shall be calculated using the straight line method for the building and equipment portions of the real estate.  Provided, however, that only in cases in which evaluation using such method is inappropriate for legitimate reasons and where it is reasonably determined that there are no problems in terms of unitholder protection, a different method may be used.

(2)	Beneficial interest in trust the objective of which is real estate, leasehold rights in real estate or surface rights are entrusted (as set out in Article 28, Paragraph 1, Item (2) (iii))

In principle, when trust assets are assets as set forth in (1) above, they shall be evaluated in accordance with the method set forth in (1), and when the trust assets are financial assets, they shall be evaluated in accordance with generally accepted corporate accounting standards; the amount of obligations will then be deducted from the aggregate of such evaluations; and the result shall be the value of the holdings of the beneficial interest of such trust.

(3)
Beneficial interests of in money trusts the purpose of which is to manage trust assets through investment primarily in real estate, leasehold rights in real estate and surface rights (as set out in Article 28, Paragraph 1, Item (2) (iv))

In principle, when assets constituting the trust assets are assets as set forth in (1) above, they shall be evaluated in accordance with the method set forth in (1), and when they are financial assets, they shall be evaluated in accordance with generally accepted corporate accounting standards; the amount of obligations will then be deducted from the aggregate of such evaluations; and the result shall be the value of the holdings of the beneficial interest of such trust.

(4)	Silent Partnership Interests Concerning Real Estate (as set out in Article 28, Paragraph 1, Item (2) (v))

When assets constituting silent partnership interests are assets as set forth in (1) through (3) above, they shall be evaluated in accordance with their respective methods, and when they are financial assets, they shall be evaluated in accordance with generally accepted corporate accounting standards; the amount of obligations will then be deducted from the aggregate of such evaluations; and the result shall be the value of such silent partnership interests.

(5)
Beneficial interests in money trusts the purpose of which is to manage trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate and concerning the assets set out in Article 28, Paragraph 1, Item (2) (iii)  (as set out in Article 28, Paragraph 1, Item (2) (vi))

In principle, evaluation shall be carried out in accordance with (4) above for silent partnership interests that are trust assets, and the amount of obligations will then be deducted from the aggregate of these evaluations; the result shall be the value of such silent partnership interests.

(6)	Securities (as set out in Article 28, Paragraph 1, Item (3), and Paragraph 2, Item (3))

The value shall be a value calculated based on the market price when there is a market price for the securities (the trading price on a financial instruments exchange, a price announced by an authorized financial instruments dealers association or the like, or a trading price similar to the foregoing that is established from time to time by a trading system enabling cash sales and the like; the same applies hereinafter).  When there is no market price available, this shall be a price calculated by a reasonable method.  Further, the market price or the price calculated by a reasonable method shall be obtained using the same method each term, with the exception of cases where accuracy of the evaluation is to be improved.  If a market price or a value calculated using a reasonable method is not available, then the acquisition price shall be the evaluation.

(7)	Monetary claims (as set out in Article 28, Paragraph 2, Item (5))

The price obtained when an allowance for bad debt is deducted from the acquisition price.  Provided, however, that in the event a claim has been acquired at a price lower or higher than the amount of the claim, if the difference between the acquisition price and the claim amount is found to lie in interest adjustment, the value shall be the price obtained when the allowance for bad debt is deducted from a value calculated according to the amortized cost method.

(8)	Beneficial interests in money trusts (as set out in Article 28, Paragraph 2, Item (7))

In principle, when assets constituting the trust assets are as set forth in (6) or (7) above, they shall be evaluated in accordance with their respective methods, and the aggregate of such evaluations shall be the evaluation.

(9)	Rights associated with derivatives transactions (as set out in Article 28, Paragraph 2, Item (8))

(i)	Credits and liabilities arising from derivative trades listed on a financial instruments exchange

These shall be evaluated at a value calculated based on the final price at the relevant financial instruments exchange on a reference date (closing price, or, if there is no closing price, an indicative price [the lowest announced indicative offer price or highest announced indicative bid price, or when both are announced, the median price]).  In cases of a reference date for which there is no final price, the evaluation shall be calculated based on the final price immediately before such reference date.

(ii)	Credits and liabilities arising from derivative trades not listed on a financial instruments exchange

These shall be evaluated at a value calculated according to a reasonable method as a value equivalent to market value.  In the evaluation of market price, a good-faith estimated value shall be used; however, in cases where it is found to be particularly difficult to calculate a fair evaluation, the acquisition price shall be the evaluation.

(iii)	Hedge accounting shall be applied to those transactions found to be hedge transactions under generally accepted corporate accounting standards.

(10)	Other

In cases not set forth above, the evaluation shall be an evaluation assigned in accordance with the evaluation regulations of the ITA or an evaluation as assigned based on generally accepted accounting standards.

2.	For evaluation for the purpose of stating values in asset management reports and the like, using a method different from those set forth in the preceding paragraph, evaluation shall be as follows.

(1)	Real estate, leasehold rights in real estate and surface rights

In principle, the evaluation based on a real estate appraisal or an investigation report made by a real estate appraiser.

(2)	Beneficial interests for trusts in which real estate, surface rights, or leasehold rights in real estate are entrusted, and Silent Partnership Interests Concerning Real Estate

When the trust assets or assets constituting the silent partnership are assets as set forth in (1) above, evaluation will be made in accordance with (1) above, and when they are financial assets, they will be evaluated in accordance with generally accepted corporate accounting standards; the amount of obligations will be deducted from the aggregate value thereof; and the result shall be the evaluation of such silent partnership interests or trust beneficial interests.

3.
The reference date for each evaluation of assets is the Settlement Dates set forth in the immediately following Article.  Provided, however, that the reference date for evaluation of the assets as set out in Paragraph 1, Item (3) and Paragraph 2 that may be valued based on the market price is the end of each month.

(Settlement Dates)

Article 33
The business terms for the Investment Corporation shall be from the first day of each April until the last day of each September, and from the first day of each October until the last day of each March (the end of a settlement term shall be referred to as the “Settlement Date”).

(Policy on Cash Distributions)

Article 34	Policy on Distributions In principle, the Investment Corporation shall make distributions in accordance with the following policy.

(1)
Among the total amount available for distribution to unitholders, the amount of profits (which means the net asset value indicated in the balance sheet of the Investment Corporation less the sum of such deductions as unitholder’s capital, surplus contribution, and evaluation and exchange difference; the same applies hereinafter) shall be calculated in accordance with the generally accepted corporate accounting standards.

(2)
The amount of cash distribution is an amount determined by the Investment Corporation that exceeds 90% of the amount of profit available for distribution (the “Amount of Profit Available for Distribution”) provided for in Article 67-15 of the Act on Special Measures Concerning Taxation (the “Special Regulations for Taxation Concerning Investment Corporations”) (or, if the method for calculating that amount is changed due to revisions or modifications of applicable laws or regulations, the amount after the revision).  The Investment Corporation may accumulate a long-term repair reserve, payment reserve, distribution reserve, and any other similar reserve considered necessary for the maintenance or improvement of value of the assets.

(3)	Among the amount of profits, reserved profits that are not distributed shall be managed in accordance with the Investment Corporation’s targets and policies of asset management.

(4)	Distribution of cash exceeding profit

If the amount of profits is less than 90% of the Amount of Profit Available for Distribution, or if the Investment Corporation considers it appropriate in light of trends in the economic climate, real estate market, rental market and other matters, the Investment Corporation may make a cash distribution exceeding profit in the amount determined by the Investment Corporation, the maximum limit of which is the amount of depreciation to be recorded on the Settlement Date.  In such case, if the amount of cash distribution does not satisfy the requirements set forth in the Special Regulations for Taxation Concerning Investment Corporations, the Investment Corporation may distribute the amount determined by the Investment Corporation for the purpose of satisfying the applicable requirements.

(5)	Method of payment of cash distributions

Distributions shall be paid in cash, and the Investment Corporation shall pay distributions to the unitholders or registered investment unit pledgees entered or recorded in the unitholders register as of the Settlement Date, in principle within three months from the Settlement Date in accordance with the number of investment units held by the unitholders or the registered investment unit pledgees.

2.	Limitation period for cash distributions

If cash distributions remain unpaid after the lapse of three full years after the date on which it became due, the Investment Corporation will be released from its obligation to pay those cash distributions.  Interest does not accrue on unpaid cash distributions.

(Limitations, etc., on Borrowings and Bonds Issued by the Investment Corporation)

Article 35
The Investment Corporation may borrow funds (including cases of borrowings through the call market) or issue investment corporation bonds (including short-term investment corporation bonds; the same applies hereinafter in this Article) for the purpose of applying such funds to the acquisition of assets, payment of repair costs or cash distributions, funding for operation of the Investment Corporation, or repayment of obligations (including repayment of security deposits and guarantee money, and borrowings and obligations arising from investment corporation bonds), in order to contribute to steady growth of the Assets Under Management and effective investment and investment stability of the Assets Under Management.  When funds are borrowed, such borrowings are limited to borrowings from institutional investors as set forth in Article 67-15, Paragraph 1, Item (i) (b) (2) of the Act on Special Measures Concerning Taxation and Article 22-19, Paragraph 1 of the Ordinance for Enforcement of the Act on Special Measures Concerning Taxation.

2.	In the event of borrowing or issuing of bonds as set forth in the preceding paragraph, the Investment Corporation may offer the Assets Under Management as collateral.

3.
The limitations on both borrowings by the Investment Corporation and bonds issued by the Investment Corporation shall be one trillion yen respectively, and the aggregate of the two may not exceed one trillion yen.

(Payment Standards for the Asset Management Fees for the Asset Management Company)

Article 36
The method of calculation of fees payable to the asset management company (the “Asset Management Company”) to which the Investment Corporation commissions the management of its assets and the time of payment thereof shall be as follows:

1.	Fee Structure

(1)	Management Fee 1

Management Fee 1 shall be the amount calculated by multiplying the interim average balance (*2) of the total assets (*1) held by the Investment Corporation by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 1.0%) (Fractions less than one yen are rounded down).

(*1)	The total asset is the total of the cash reserves balance, the securities balance, the property, plant and equipment, and intangible assets.

(*2)
The interim average balance is calculated by dividing the total amount of total assets as of the end of each month during the business period immediately prior to each business period by the number of months during the business period immediately prior to the relevant business period.

(2)
Management Fee 2

Management Fee 2 shall be the amount calculated by multiplying the Investment Corporation’s Net Operating Income (“NOI”) of each business period by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 5.0%) (Fractions less than one yen are rounded down).

(*)	NOI is the amount remaining after deducting the total fees for the leasing business (excluding depreciation) from the total income from the leasing business with respect to the relevant property.

(3)
Acquisition Fee

In the event Real Estate, etc. is acquired, the acquisition fee shall be the amount calculated by multiplying the acquisition price of the relevant Real Estate, etc. (excluding the Consumption Tax, etc. concerning the building (to be defined in Article 39; the same applies hereinafter) and equivalent amounts, and other fees, etc. relating to the acquisition) by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 1.0%) (Fractions less than one yen are rounded down).

(4)
Transfer Fee

In the event Real Estate, etc. is transferred, the transfer fee shall be the amount calculated by multiplying the transfer price of the relevant Real Estate, etc. (excluding the Consumption Tax, etc. concerning the building and equivalent amounts, and other fees, etc. relating to the transfer) by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 1.0%) (Fractions less than one yen are rounded down).

Other than the fees described above in (1) through (4), the Asset Management Company shall not accept payments concerning fees for agency or intermediary provided for in Article 46 of the Building Lots and Buildings Transaction Business Act.

2.	Payment Times for Fees The fees concerning certain periods shall be paid in lump sums or in installments by a certain payable date determined with the agreement of the Asset Management Company.

(1)	Management Fee 1 Management Fee 1 shall be paid within three months after the Settlement Date of the Investment Corporation without delay.

(2)	Management Fee 2 Management Fee 2 shall be paid within one month after the financial statements concerning such business period of the Investment Corporation has been approved.

(3)	Acquisition Fee Acquisition Fee shall be paid by the end of the month following the month containing the acquisition date.

(4)	Transfer Fee Transfer fee shall be paid by the end of the month following the month containing the transfer date.

(Ownership of Profit and Loss)

Article 37	All profits and losses arising from the Assets Under Management of the Investment Corporation due to investment by the Asset Management Company shall belong to the Investment Corporation.

(Expenses)

Article 38
The Investment Corporation shall pay taxes and public dues on the Assets Under Management, expenses required for the Asset Management Company to perform the tasks commissioned by the Investment Corporation, and, in cases where there has been demand for payment of late interest or penalty charges with respect to advance payments made by the Asset Management Company, such late interest or penalty charges.

2.	The Investment Corporation shall pay the following expenses, in addition to those set forth in the preceding paragraph.

(1)	Expenses relating to issue and listing of investment units;

(2)	Expenses relating to preparation, printing and submission of securities registration statements, securities reports and extraordinary reports;

(3)	Expenses relating to preparation and delivery of prospectuses;

(4)
Expenses relating to the preparation, printing and delivery of financial statements, investment reports or the like provided for in applicable laws and regulations (including submission costs when submitting to a supervisory agency and the like);

(5)	Costs relating to public notice of the Investment Corporation and costs for publicity and announcement;

(6)	Fees and expenses to be paid to specialists (including fees for legal counsel, judicial scrivener and the like, and expenses for appraisal, asset investigation and the like);

(7)
Out-of-pocket expenses, insurance premiums, advances and the like relating to Executive Directors and Supervisory Directors, as well as costs associated with the holding of general meetings of unitholders and meetings of the Board of Directors;

(8)
Expenses relating to acquisition, disposal, administration and operation of the Assets Under Management (including broker fees, management commission fees, liability insurance premiums, maintenance and repair costs, and utility charges);

(9)	Interest on loans and investment corporation bonds;

(10)	Expenses needed for operation of the Investment Corporation; and

(11)	Other expenses similar to the above that are to be borne by the Investment Corporation.

(Consumption Tax and Local Consumption Tax)

Article 39
The Investment Corporation shall pay consumption tax and local consumption tax (“Consumption Tax, etc.”) assessed on administration of the Assets Under Management and on those expenses and monies that to be paid by the Investment Corporation that are subject to taxation under the Consumption Tax Act (collectively, “Items Subject to Taxation”).  Consumption Tax, etc., shall be paid in addition to the monies for Items Subject to Taxation.

CHAPTER VIII.  COMMISSION OF BUSINESS AND ADMINISTRATIVE SERVICES

(Commission of Management and Custody of Assets and Other Business and Administrative Services)

Article 40
The Investment Corporation shall, in accordance with the Investment Trusts Act, commission the management of its assets to the Asset Management Company, and the custody thereof to the custodian of assets.

2.
The Investment Corporation shall commission any administrative services, excluding services relating to the management and custody of its assets, regulated to be commissioned to a third party pursuant to the Investment Trusts Act (“general administrative services”) to a third party.

Enacted: November 4, 2005

Amended: March 28, 2006

Amended: September 11, 2007

Amended: September 8, 2009

Amended: December 16, 2010

Attachment 3

[Translation]

Amendments to Articles of Incorporation of Japan Hotel REIT Investment Corporation

(Amendments are underlined)
Current Articles of Incorporation		Proposed Amendment
(Trade Name)		(Trade Name)
Article 1	The trade name of this investment corporation (the “Investment Corporation”) is Nippon Hotel Fund Toshi Hojin, and is expressed as “Nippon Hotel Fund Investment Corporation” in English.	Article 1	The trade name of this investment corporation (the “Investment Corporation”) is Japan Hotel REIT Toshi Hojin, and is expressed as “Japan Hotel REIT Investment Corporation” in English.
(Location of Head Office)		(Location of Head Office)
Article3	The head office of the Investment Corporation is in Minato-ku, Tokyo.	Article3	The head office of the Investment Corporation is in Shibuya-ku, Tokyo.
(Total Number of Investment Units Authorized to be Issued)		(Total Number of Investment Units Authorized to be Issued)
Article 6	The total number of investment units authorized to be issued by the Investment Corporation is 2,000,000.	Article 6	The total number of investment units authorized to be issued by the Investment Corporation is 20,000,000.
2.	The proportion of the aggregate issue amount representing the investment units offered in Japan shall exceed 50% of the aggregate issue amount representing the investment units issued by the Investment Corporation.	2.
The proportion of the aggregate issue amount representing the investment units offered in Japan shall exceed 50% of the aggregate issue amount representing the investment units of the Investment Corporation.

3.	(Omitted)	3.	(Unchanged)
(Liabilities of Executive Directors and Supervisory Directors to Investment Corporation)		(Liabilities of Executive Directors and Supervisory Directors to Investment Corporation)

1

Current Articles of Incorporation	Proposed Amendment
Article 19
The Investment Corporation may, in accordance with the provisions of the Investment Trusts Act and by a resolution of the Board of Directors, exempt an Executive Director or a Supervisory Director from their liabilities to the extent permitted by applicable laws and regulations.

Article 19
When an Executive Director or a Supervisory Director has performed his or her duties with due care and without gross negligence, the Investment Corporation may, in accordance with the provisions of the Investment Trusts Act and by a resolution of the Board of Directors, exempt the Executive Director or the Supervisory Director from his or her liabilities to the extent permitted by applicable laws and regulations, if the Investment Corporation deems it particularly necessary in light of the facts giving rise to such liabilities, the circumstances behind the performance of duties by the Executive Director or the Supervisory Director and other circumstances.

(Payment Standards for Remuneration of Accounting Auditor)	(Payment Standards for Remuneration of Accounting Auditor)
Article 25
The amount of the accounting auditor’s remuneration must not be more than 15,000,000 yen per business period, and an amount as determined by the Board of Directors shall be paid within three months after the Settlement Date (as defined in Article 33) of the relevant business period by remittance to the bank account designated by the accounting auditor.

Article 25
The amount of the accounting auditor’s remuneration must not be more than 30,000,000 yen per business period, and half of the amount as determined by the Board of Directors shall be paid on the last day of June in the relevant business period and within three months after the Settlement Date (as defined in Article 33) of the relevant business period by remittance to the bank account designated by the accounting auditor.

(Investment Stance)	(Investment Stance)

2

Current Articles of Incorporation		Proposed Amendment
Article 27	(Omitted)	Article 27	(Unchanged)
2.
The Investment Corporation shall invest in Real-Estate-Related Assets composed of or backed by real estate, all or part of which is used as hotel, or Real Estate Equivalents relating to such real estate (as defined in Article 28, Paragraph 1, Item (2); the same applies hereinafter) (the “Real Estate, etc. for Hotel”), and may also invest in Real-Estate-Related Assets composed of or backed by real estate, all or part of which is used as residence leased or accommodation offered with furniture or otherwise after its environment is improved at a certain level or residence or accommodation which can provide a certain service such as concierge service to the lessees or the guests, or Real Estate Equivalents relating to such real estate.  Provided, however, that when it is possible to use multiple properties, leasehold rights in real estate or surface rights integrally from the point of view of social economy and all or part of any one of them is used for hotel, the Investment Corporation may acquire all or part of Real-Estate-Related Assets composed of or backed by such multiple properties, leasehold rights in real estate or surface rights, or Real Estate Equivalents relating to them, subject to acquisition or possession of all or part of relevant Real Estate, etc. for Hotel.

2.
The Investment Corporation shall invest in Real-Estate-Related Assets composed of or backed by real estate, all or part of which is used as hotel, or Real Estate Equivalents relating to such real estate (as defined in Article 28, Paragraph 1, Item (2); the same applies hereinafter) (the “Real Estate, etc. for Hotel”), and may also invest in Real-Estate-Related Assets composed of or backed by real estate, all or part of which is used as (i) resort facilities, etc.; (ii) residence leased or accommodation offered with furniture or otherwise after its environment is improved at a certain level; or (iii) residence or accommodation which can provide a certain service such as concierge service to the lessees or the guests, or Real Estate Equivalents relating to such real estate.  Provided, however, that when it is possible to use multiple properties, leasehold rights in real estate or surface rights integrally from the point of view of social economy and all or part of any one of them is used for hotel or for any of (i) through (iii) above, the Investment Corporation may acquire all or part of Real-Estate-Related Assets composed of or backed by such multiple properties, leasehold rights in real estate or surface rights, or Real Estate Equivalents relating to them, subject to acquisition or possession of all or part of relevant Real Estate, etc. for Hotel.

3

Current Articles of Incorporation		Proposed Amendment
3.	The geographical region subject to investment shall primarily be three major metropolitan areas (Tokyo’s 23 wards, Osaka City and Nagoya City) and other cities designated by government order and provincial capitals, and cities similar thereto.	3.
The Investment Corporation shall seek to disperse the geographical region subject to investment throughout Japan and overseas for the purpose of mitigating the risks associated with fluctuation in profits of the Investment Corporation.

4.	(Omitted)	4.	(Unchanged)
5.	(Omitted)	5.	(Unchanged)
6.	(Omitted)	6.	(Unchanged)
(Types, Purpose and Scope of Specified Assets to be Managed)		(Types, Purpose and Scope of Specified Assets to be Managed)
Article 28	(Omitted)	Article 28	(Unchanged)
	(1)	(Omitted)		(1)	(Unchanged)
	(2)	(Omitted)		(2)	(Unchanged)
		(i) (Omitted)			(i) (Unchanged)
		(ii) (Omitted)			(ii) (Unchanged)
		(iii) (Omitted)			(iii) (Unchanged)
		(iv) (Omitted)			(iv) (Unchanged)
		(v) (Omitted)			(v) (Unchanged)
		(vi)
beneficial interests in money trusts the purpose of which is to manage trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate and concerning the properties set out in Item (2)(iii) above.
					(vi) beneficial interests in money trusts the purpose of which is to manage trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate.
	(3)	(Omitted)		(3)	(Unchanged)
2.	(Omitted)		2.	(Unchanged)
	(1)	(Omitted)		(1)	(Unchanged)
	(2)	(Omitted)		(2)	(Unchanged)
	(3)	(Omitted)		(3)	(Unchanged)
	(4)	(Omitted)		(4)	(Unchanged)

4

Current Articles of Incorporation			Proposed Amendment
	(5)	monetary claims (as defined in the Order for Enforcement of the Act on Investment Trusts and Investment Corporations (the “Enforcement Order of the Investment Trusts Act”));		(5)
monetary claims (as defined in the Order for Enforcement of the Act on Investment Trusts and Investment Corporations (the “Enforcement Order of the Investment Trusts Act”), but excluding those separately and expressly stated in this Paragraph);

	(6)	(Omitted)		(6)	(Unchanged)
	(7)	(Omitted)		(7)	(Unchanged)
	(8)	(Omitted)		(8)	(Unchanged)
3.	(Omitted)		3.	(Unchanged)
	(1)	(Omitted)		(1)	(Unchanged)
	(2)	(Omitted)		(2)	(Unchanged)
	(3)	personal property, etc. (facilities, equipment and other properties added to real estate for convenience of structure or usage, as defined in the Civil Code);		(3)	personal property, etc. (facilities, equipment and other properties added to real estate for convenience of structure or usage, as defined in the Civil Code; the same applies hereinafter);
	(4)	(Omitted)		(4)	(Unchanged)
	(5)	carbon dioxide equivalent quota as defined in the “Act on Promotion of Global Warming Countermeasures” or other assets similar thereto, or emissions rights (including emissions rights relating to greenhouse gases); and		(5)
carbon dioxide equivalent quota as defined in the “Act on Promotion of Global Warming Countermeasures” or other assets similar thereto, or emissions rights (including emissions rights relating to greenhouse gases);

		(Newly Established)		(6)
equity interests in partnerships under the Civil Code (limited to partnerships established by contributions of real estate, leasehold rights in real estate or surface rights for the purpose of leasing, operating and administrating such real estate, leasehold rights in real estate or surface rights);

		(Newly Established)		(7)	specified contributions as defined in Article 2, Paragraph 6 of the Asset Securitization Act;

5

Current Articles of Incorporation		Proposed Amendment
	(Newly Established)	(8)	easements;
(6)	easements and other rights which are necessary or useful for the Investment Corporation to acquire in conjunction with its investments in Real Estate, etc.	(9)	other rights which are necessary or useful for the Investment Corporation to acquire in conjunction with its investments in or management of Real Estate, etc.;
	(Newly Established)	(10)
beneficial interests in trust the objective of which is trust assets, such as those set out in Item (1) through Item (9) above (including comprehensive agreements under which Real Estate, etc. is also entrusted);

	(Newly Established)	(11)	status as a partner of a Limited Liability Company as defined in the Companies Act; and
	(Newly Established)	(12)
status as a contributor of funds for general incorporated associations (including claims for refunds) as defined in the General Incorporated Associations and General Incorporated Foundations Act (Act No. 48 of 2006).

(Purpose and Scope of Leasing of Underlying Assets)	(Purpose and Scope of Leasing and Entrusting Operation of Underlying Assets)
Article 30
The Investment Corporation shall, in principle, lease all real estate (including real estate that underlies Real-Estate-Related Assets other than real estate that the Investment Corporation acquires, and including facilities such as car parks and signs) forming part of the Assets Under

Article 30
The Investment Corporation shall, in principle, with regard to all real estate (including real estate that underlies Real-Estate-Related Assets other than real estate that the Investment Corporation acquires; the same applies hereinafter in this Paragraph) forming part of the Assets Under Management,

6

Current Articles of Incorporation		Proposed Amendment
	Management for the purpose of securing stable profits over the medium and long term.
(i) enter into leasing agreements with third parties to lease all such real estate (including facilities such as car parks and signs; the same applies hereinafter in this Paragraph)or (ii) enter into operation entrustment agreements with third parties to entrust the operation of all such real estate, for the purpose of securing stable profits over the medium and long term, and shall, in principle, with regard to real estate that is the trust assets associated with the beneficial interests in trusts held by the Investment Corporation, (i) cause the trustees of such trusts to enter into leasing agreements with third parties to lease such real estate or (ii) rent such real estate from the trustees and enter into operation entrustment agreements with third parties to entrust the operation of such real estate.

2.	In leasing real estate set forth in the preceding Paragraph, the Investment Corporation may receive or make a deposit of money such as security deposits and guarantee deposits and other funds similar thereto, and in the case where the Investment Corporation receives such money, it shall manage such money in accordance with the basic policy of asset management and the provisions of the investment stance, etc. of the Investment Corporation.	2.
In leasing or entrusting the operation of real estate set forth in the preceding Paragraph or otherwise investing or managing Real Estate, etc., the Investment Corporation may receive or make deposits of money, such as security deposits, guarantee deposits and fund deposits, and other funds similar thereto, and in the case where the Investment Corporation receives such money, it shall manage such money in accordance with the basic policy of asset management and the provisions of the investment stance, etc. of the Investment Corporation.

3.	(Omitted)	3.	(Unchanged)

7

Current Articles of Incorporation		Proposed Amendment
4.	(Omitted)	4.	(Unchanged)
(Newly Established)		(Reinvestment of Income, etc.)
Article 30-2
The Investment Corporation may appropriate proceeds from the sale of the Assets Under Management, interest on securities, money such as dividends and redemption proceeds, interest and delinquency charges associated with monetary claims, income from the lease of real estate and other proceeds for investments or reinvestments.

(Methods, Criteria and Reference Dates for Evaluating Assets)		(Methods, Criteria and Reference Dates for Evaluating Assets)
Article 32
The Investment Corporation uses the following methods for evaluating assets depending on the type of the Assets Under Management in accordance with the Ordinance on Accountings of Investment Corporations (Cabinet Office Ordinance No. 47 of 2006), the Regulation for Real Estate Investment Trusts and Real Estate Investment Corporations and other regulations established by the Investment Trusts Association, Japan (the “ITA”) and the criteria based on the generally accepted corporate accounting standards:

Article 32
The Investment Corporation uses the following methods for evaluating assets depending on the type of the Assets Under Management in accordance with the Ordinance on Accountings of Investment Corporations (Cabinet Office Ordinance No. 47 of 2006), the Regulation for Real Estate Investment Trusts and Real Estate Investment Corporations and other regulations established by the Investment Trusts Association, Japan (Japanese name: Koueki Shadan Houjin Toushi Shintaku Kyoukai) (whose Japanese name before it was changed into a public interest incorporated association (koueki shadan houjin) was “Shadan Houjin Toushi Shintaku Kyoukai; the “ITA”) and the criteria based on the generally accepted corporate accounting standards:

8

Current Articles of Incorporation		Proposed Amendment
(1)	(Omitted)	(1)	(Unchanged)
(2)	(Omitted)	(2)	(Unchanged)
(3)	(Omitted)	(3)	(Unchanged)
(4)	(Omitted)	(4)	(Unchanged)
(5)	(Omitted)	(5)	(Unchanged)
(6)	(Omitted)	(6)	(Unchanged)
(7)	(Omitted)	(7)	(Unchanged)
(8)	(Omitted)	(8)	(Unchanged)
(9)	(Omitted)	(9)	(Unchanged)
	(i) (Omitted)		(i) (Unchanged)
	(ii) (Omitted)		(ii) (Unchanged)
	(iii) Hedge accounting shall be applied to those transactions found to be hedge transactions under generally accepted corporate accounting standards.		(iii)
Hedge accounting shall be applied to those transactions found to be hedge transactions under generally accepted corporate accounting standards.  Also, the special treatment for interest rate swaps shall be applicable to the credits and liabilities arising from transactions that satisfy the requirements for the special treatment for interest rate swaps prescribed by the Accounting Standards for Financial Instruments.

(Newly Established)		(10)
Personal property, etc.

These shall be evaluated at the value obtained by deducting aggregate depreciation from the acquisition price.  Depreciation amount shall be calculated using the straight line method, in principle.  However, only in cases in which evaluation using such method is inappropriate for legitimate reasons and where it is reasonably determined that there are no problems in terms of unitholder protection, a different method may be used.

9

Current Articles of Incorporation		Proposed Amendment
(10)	(Omitted)	(11)	(Unchanged)
2.	(Omitted)	2.	(Unchanged)
	(1) (Omitted)		(1)	(Unchanged)
	(2) (Omitted)		(2)	(Unchanged)
	(Newly Established)		(3)
Rights associated with derivatives transactions (when the special treatment for interest rate swaps is adopted pursuant to Paragraph 1, Item (9) (iii))
These shall be evaluated at a value set out in Paragraph 1, Item (9) (i) or (ii).

3.	(Omitted)	3.		(Unchanged)

(Settlement Dates)	(Settlement Dates)
Article 33
The business terms for the Investment Corporation shall be from the first day of each April until the last day of each September, and from the first day of each October until the last day of each March (the end of a settlement term shall be referred to as the “Settlement Date”).

Article 33
The business term for the Investment Corporation shall be from the first day of each January until the last day of each December (the end of a business term shall be referred to as the “Settlement Date”).

(Limitations, etc., on Borrowings and Bonds Issued by the Investment Corporation)	(Limitations, etc., on Borrowings and Bonds Issued by the Investment Corporation)
Article 35
The Investment Corporation may borrow funds (including cases of borrowings through the call market) or issue investment corporation bonds (including short-term investment corporation bonds; the same applies hereinafter in this Article) for the purpose of applying such funds to the
Article 35
The Investment Corporation may borrow funds (including cases of borrowings through the call market) or issue investment corporation bonds (including short-term investment corporation bonds; the same applies hereinafter in this Article) for the purpose of applying such funds to the

10

Current Articles of Incorporation	Proposed Amendment

acquisition of assets, payment of repair costs or cash distributions, funding for operation of the Investment Corporation, or repayment of obligations (including repayment of security deposits and guarantee money, and borrowings and obligations arising from investment corporation bonds), in order to contribute to steady growth of the Assets Under Management and effective investment and investment stability of the Assets Under Management.  When funds are borrowed, such borrowings are limited to borrowings from institutional investors as set forth in Article 67-15, Paragraph 1, Item (i) (b) (2) of the Act on Special Measures Concerning Taxation and Article 22-19, Paragraph 1 of the Ordinance for Enforcement of the Act on Special Measures Concerning Taxation.

acquisition of assets, payment of expenses, payment of repair costs or cash distributions, funding for operation of the Investment Corporation, or repayment of obligations (including repayment of security deposits, guarantee deposits and fund deposits, and borrowings and obligations arising from investment corporation bonds), in order to contribute to steady growth of the Assets Under Management and effective investment and investment stability of the Assets Under Management.  When funds are borrowed, such borrowings are limited to borrowings from institutional investors as set forth in Article 67-15, Paragraph 1, Item (i) (b) (2) of the Act on Special Measures Concerning Taxation and Article 22-19, Paragraph 1 of the Ordinance for Enforcement of the Act on Special Measures Concerning Taxation.

2.	(Omitted)	2.	(Unchanged)
3.	The limitations on both borrowings by the Investment Corporation and bonds issued by the Investment Corporation shall be one trillion yen respectively, and the aggregate of the two may not exceed one trillion yen.	3.
The limitations on both borrowings by the Investment Corporation and bonds issued by the Investment Corporation shall be one trillion yen respectively (the limitation on short-term investment corporation bonds issued by the Insurance Corporation shall be 250 billion yen), and the aggregate of the two may not exceed one trillion yen.

(Payment Standards for the Asset Management Fees for the Asset Management Company)		(Payment Standards for the Asset Management Fees for the Asset Management Company)

11

Current Articles of Incorporation		Proposed Amendment
Article 36	(Omitted)	Article 36	(Unchanged)
1.	Fee Structure	1.	Fee Structure
	(1) Management Fee 1		(1) Management Fee 1

Management Fee 1 shall be the amount calculated by multiplying the interim average balance (*2) of the total assets (*1) held by the Investment Corporation by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 1.0%) (Fractions less than one yen are rounded down).

Management fee 1 shall be the amount calculated by (i) multiplying the average balance of the total assets (*) held by the Investment Corporation as of the end of March, June and September during each business period and as of the end of the three months (including such month) immediately preceding the Settlement Date of each business period (the “Calculation Record Date”) by the annual rate of no more than 0.4% separately agreed upon between the Investment Corporation and the Asset Management Company and (ii) then prorated on a per diem basis (fractions less than one yen shall be rounded down), based on a year of three hundred sixty five days, for the period from the previous Calculation Record Date (not including such date) until the relevant Calculation Record Date (including such date).  When calculating management fee 1, which the record date is on the end of June 2012, the applicable number of days shall be ninety-one days starting from April 1, 2012 up to the end of June 2012.

12

Current Articles of Incorporation		Proposed Amendment
(*1)	The total asset is the total of the cash reserves balance, the securities balance, the property, plant and equipment, and intangible assets.	(*)	The total assets are the total of the cash reserves balance, the securities balance, the property, plant and equipment, and intangible assets.
(*2)
The interim average balance is calculated by dividing the total amount of total assets as of the end of each month during the business period immediately prior to each business period by the number of months during the business period immediately prior to the relevant business period.

			(Deleted)
(2)	Management Fee 2	(2)	Management Fee 2

Management Fee 2 shall be the amount calculated by multiplying the Investment Corporation’s Net Operating Income (“NOI”) of each business period by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 5.0%) (Fractions less than one yen are rounded down).

Management fee 2 shall be the amount calculated by multiplying the Net Operating Income (the “NOI”) of the six-month periods of each year, respectively ending at the end of June and the end of December, by the rate of no more than 1.0% separately agreed upon between the Investment Corporation and the Asset Management Company (fractions less than one yen shall be rounded down).  For management fee 2 for the period that ends at the end of June 2012, the amount shall be calculated by multiplying the NOI for the ninety-one days, starting from April 1, 2012 up to the end June 2012 by the relevant rate.

13

Current Articles of Incorporation			Proposed Amendment
	(*)	NOI is the amount remaining after deducting the total fees for the leasing business (excluding depreciation) from the total income from the leasing business with respect to the relevant property.		(*)	The NOI is the amount remaining after deducting the total fees for the leasing business (excluding depreciation) from the total income from the leasing business with respect to the relevant property.
(3)	Acquisition Fee		(3)	Acquisition Fee

In the event Real Estate, etc. is acquired, the acquisition fee shall be the amount calculated by multiplying the acquisition price of the relevant Real Estate, etc. (excluding the Consumption Tax, etc. concerning the building (to be defined in Article 39; the same applies hereinafter) and equivalent amounts, and other fees, etc. relating to the acquisition) by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 1.0%) (Fractions less than one yen are rounded down).

In the event Real Estate, etc. is acquired, the acquisition fee shall be the amount calculated by multiplying the acquisition price of the relevant Real Estate, etc. (excluding the Consumption Tax, etc. concerning the building (to be defined in Article 39; the same applies hereinafter) and equivalent amounts, and other fees, etc. relating to the acquisition) by the rate of no more than 0.75% separately agreed upon between the Investment Corporation and the Asset Management Company (fractions less than one yen shall be rounded down).  Provided, however, that, in the event the relevant Real Estate, etc. is acquired from sponsor related parties, the rate shall be 0.25% lower than the rate that is applicable to acquisitions of the relevant Real Estate, etc. from non-sponsor related parties.

14

Current Articles of Incorporation		Proposed Amendment
(4)	Transfer Fee	(4)	Transfer Fee

In the event Real Estate, etc. is transferred, the transfer fee shall be the amount calculated by multiplying the transfer price of the relevant Real Estate, etc. (excluding the Consumption Tax, etc. concerning the building and equivalent amounts, and other fees, etc. relating to the transfer) by the rate separately agreed upon between the Investment Corporation and the Asset Management Company (maximum 1.0%) (Fractions less than one yen are rounded down).

In the event Real Estate, etc. is transferred, the transfer fee shall be the amount calculated by multiplying the transfer price of the relevant Real Estate, etc. (excluding the Consumption Tax, etc. concerning the building and equivalent amounts, and other fees, etc. relating to the transfer) by the rate of no more than 0.5% separately agreed upon between the Investment Corporation and the Asset Management Company  (fractions less than one yen shall be rounded down).  Provided, however, that, in the event the relevant Real Estate, etc. is transferred to sponsor related parties, the rate shall be 0.25% lower than the rate that is applicable to transfers of the relevant Real Estate, etc. to non-sponsor related parties.

	(Newly Established)	(5)
Merger Fee

In the event of merger by the Investment Corporation, the Asset Management Company shall investigate and evaluate the assets, etc. held by the counterparty to the merger and implement other operations related to merger, and in the event the Investment Corporation succeeds to the assets held by the relevant counterparty through merger, the Investment Corporation shall pay the merger fee pursuant to the provisions set forth in the asset management agreement entered into with the Asset Management Company.  The merger fee shall be the total amount of the appraised value of the Real Estate, etc. at the time of the merger multiplied by no more than 0.25% separately agreed upon between the Investment Corporation and the Asset Management Company (fractions less than one yen shall be rounded down) and the Consumption Tax, etc. and equivalent amounts thereof.

15

Current Articles of Incorporation			Proposed Amendment

Other than the fees described above in (1) through (4), the Asset Management Company shall not accept payments concerning fees for agency or intermediary provided for in Article 46 of the Building Lots and Buildings Transaction Business Act.

				Other than the fees described above in (1) through (5), the Asset Management Company shall not accept payments concerning fees for the agency or intermediation provided for in Article 46 of the Building Lots and Buildings Transaction Business Act.
2.	(Omitted)		2.	(Unchanged)
	(1)	Management Fee 1		(1)	Management Fee 1
		Management Fee 1 shall be paid within three months after the Settlement Date of the Investment Corporation without delay.			Management fee 1 shall be paid within three months after each Calculation Record Date each year.
	(2)	Management Fee 2		(2)	Management Fee 2
		Management Fee 2 shall be paid within one month after the financial statements concerning such business period of the Investment Corporation has been approved.			Management fee 2 shall be paid within three months after the end of June and within three months after the end of December each year.

16

Current Articles of Incorporation		Proposed Amendment
(3)	Acquisition Fee	(3)	Acquisition Fee
	(Omitted)		(Unchanged)
(4)	Transfer Fee	(4)	Transfer Fee
	(Omitted)		(Unchanged)
	(Newly Established)	(5)	Merger Fee The merger fee shall be paid within three months after the effective date of the merger.
(Newly Established)	(Supplementary Provisions)
(Newly Established)	1.
Among the amendments to these Articles of Incorporation approved at the general meeting of unitholders held on February 24, 2012, the amendments to the provisions of Article 1, Article 3, Article 6, Paragraph 1, Article 25, Article 27, Article 28, Article 33 and Article 36 shall become effective as of April 1, 2012, which is the effective date of the merger in accordance with the Merger Agreement dated December 22, 2011, between the Investment Corporation and Japan Hotel and Resort, Inc. (“JHR”) that will be conducted through an “absorption-type merger” method under which the Investment Corporation shall remain as the surviving corporation and JHR shall be dissolved as the dissolving corporation (the “Merger”), subject to the entry into force of the Merger.   This paragraph shall be deleted after such effective date.

(Newly Established)	2.
Notwithstanding the provisions of Article 33 after the amendment in accordance with the preceding paragraph, the 13th business period shall be nine months from April 1, 2012, through December 31, 2012.   This paragraph shall be deleted after such business period.

17

Current Articles of Incorporation	Proposed Amendment
(Newly Established)	3.
Among the amendments to these Articles of Incorporation approved at the general meeting of unitholders held on February 24, 2012, the amendment to the provisions of the introductory clause of Article 32, Paragraph 1 shall become effective as of the date when the Japanese name of the Investment Trusts Association, Japan will be changed into Koueki Shadan Houjin Toushi Shintaku Kyoukai, upon being authorized as a public interest corporation in accordance with the Authorization of Public Interest Incorporated Associations and Public Interest Incorporated Foundation Act (Act No. 49 of 2006).   This paragraph shall be deleted after such date.

Enacted: November 4, 2005	Enacted: November 4, 2005
Amended: March 28, 2006	Amended: March 28, 2006
Amended: September 11, 2007	Amended: September 11, 2007
Amended: September 8, 2009	Amended: September 8, 2009
Amended: December 16, 2010	Amended: December 16, 2010
(Newly Established)	Amended: February 24, 2012

18

Attachment 4

[TRANSLATION]

Financial statements, asset management report and statement of cash distributions for the latest fiscal period of Japan Hotel Fund Investment Corporation

I.	Asset Management Report

II.	Balance Sheet

III.	Statement of Income

IV.	Statement of Change in Unitholders’ Equity

V.	Notes to Financial Statements

VI.	Statement of Cash Distributions

VII.	Statement of Cash Flow (reference information)

I. Asset Management Report

Overview of asset management

1.  Trends in management, etc. by the Investment Corporation

Period		7th	8th	9th	10th	11th
Fiscal period Period Ended		September 2009	March 2010	September 2010	March 2011	September 2011
Operation revenue (Note 1)	Million Yen	1,283	1,256	1,248	1,255	1,419
(of which, revenue from property leasing)	Million Yen	(1,283)	(1,256)	(1,248)	(1,255)	(1,419)
Operation expenses	Million Yen	555	558	554	575	619
(of which, expenses from property leasing)	Million Yen	(414)	(419)	(417)	(423)	(454)
Operation income	Million Yen	727	697	693	679	799
Ordinary income	Million Yen	292	361	397	342	494
Net income	Million Yen	291	360	385	340	493
Total assets (period-to-period change)	Million Yen (%)	40,215 (- 1.5)	40,138 (- 0.2)	40,146 (0.0)	39,887 (- 0.6)	46,761 (17.2)
Net asset (period-to-period change)	Million Yen (%)	19,853 (- 1.2)	19,922 (0.3)	19,947 (0.1)	19,902 (- 0.2)	23,655 (18.9)
Unitholders’ capital	Million Yen	19,561	19,561	19,561	19,561	23,161
Total investment units issued and outstanding	Units	42,200	42,200	42,200	42,200	58,031
Net assets per investment unit	Yen	470,455	472,091	472,682	471,629	407,628
Total cash distribution	Million Yen	291	360	385	340	493
Distribution per investment unit	Yen	6,906	8,542	9,133	8,080	8,502
(of which, distribution of earnings per investment unit)	Yen	6,906	8,542	9,133	8,080	8,502
(of which, distribution in excess of earnings per investment unit)	Yen	―	―	―	―	―
Ratio of ordinary revenue to total assets (Note 2)%		0.7	0.9	1.0	0.9	1.1
Ratio of return on unitholders’ equity (Note 3)%		1.5	1.8	1.9	1.7	2.3
Ratio of unitholders’ equity (Note 4) (period-to-period change)	% (%)	49.4 (0.2)	49.6 (0.2)	49.7 (0.1)	49.9 (0.2)	50.6 (0.7)
Payout ratio	%	100.0	100.0	100.0	100.0	99.3

[Other reference information]
Net operation income (NOI) from property leasing (Note 5)	Million Yen	1,099	1,067	1,062	1,062	1,231
Funds from operation (FFO) per investment unit (Note 6)	Yen	12,374	13,986	14,607	13,560	13,081
FFO Ratio (Note 7)	Times	6.4	5.1	8.6	9.1	7.6
Debt service coverage ratio (DSCR) (Note 8)	Times	3.2	3.2	3.1	3.2	3.2
Interest bearing liabilities	Million Yen	19,169	19,033	18,933	18,833	21,625
Ratio of interest-bearing liabilities to total assets (Note 9)%		47.7	47.4	47.2	47.2	46.2
Number of investment properties	Properties	17	17	17	17	19
Total leasable floor space	m2	87,562.03	87,562.03	87,562.03	87,562.03	101,028.49
Depreciation	Million Yen	230	229	231	231	265
Capital expenditure	Million Yen	34	59	105	25	31
Operating days	Days	183	182	183	182	183

(Note 1)	Operation revenue and others do not include the consumption tax, etc.
(Note 2)	Ratio of ordinary income to total assets = Ordinary income / ((Total assets at beginning of the fiscal period + Net assets at end of the fiscal period) ÷ 2) × 100
(Note 3)	Ratio of return on unitholders’ equity = Net income / ((Total assets at beginning of the fiscal period + Net assets at end of the fiscal period) ÷ 2) × 100
(Note 4)	Ratio of return on unitholders’ equity = Net assets at end of the fiscal period / Net assets at end of the fiscal period × 100
(Note 5)	NOI from property leasing = Real estate rental revenue – Real estate rental expenses + Depreciation
(Note 6)	FFO per investment unit = (Net income + Depreciation) / Total investment units issued and outstanding
(Note 7)	FFO ratio = price per investment unit at end of the fiscal period / FFO per investment unit after annual conversion
(Note 8)	Debt service coverage ratio = Net income before interest depreciation and tax / total payment of the principal and interest (excluding lump-sum payments of the whole principal)
(Note 9)	Interest-bearing liabilities to total assets = Interest-bearing liabilities at end of the fiscal period / Total asset at end of the fiscal period × 100

2.  Process of asset management for the current period

(1) Major changes in the Investment Corporation

The Investment Corporation (the “the Investment Corporation”) was duly established under Act on Investment Trusts and Investment Corporations (the “Investment Trusts Act”) on July 10, 2005 and became listed on the Real Estate Investment Trust Securities Market of the Tokyo Stock Exchange (securities code 8985) on June 14, 2006.

The Investment Corporation entrusts its asset management services to Japan Hotel REIT Advisors Corporation (the “Asset Management Company”).  The Investment Corporation acknowledges the importance and profitability of hotels as part of society’s infrastructure and has invested mainly in real estate that is partly or wholly used for hotel purposes or equivalent real estate (Note 1) related to such real estate or assets related to the real estate (Note 2) with endorsements (“Hotel Real Estate”) and has been involved in asset management with an aim to construct a specialized portfolio to secure the stable profits over the medium and long period.

(Note 1)	“Equivalent real estate” is the asset defined under Article 28, Paragraph 1(2) of the Articles of Incorporation of the Investment Corporation (the “Articles of Incorporation”).

(Note 2)	“Assets related to the real estate” are real estates, equivalents of real estates, and the real estate securities defined under Article 28, Paragraph 1(3) of the Articles of Incorporation.

(2) Performance for this fiscal period

The Investment Corporation aims to increase profit through expansion by purchases of properties, while simultaneously aiming to reduce management costs resulting from such expansion.

For this fiscal period, the Japanese economy has suffered greatly due to the decline in corporate production operations and setback in consumer spending, effects of the decline in production capacity caused by damaged supply chains and scheduled power outages that followed the Great East Japan Earthquake on March 11, 2011 and certain events at Fukushima Daiichi Nuclear Power Plant.  Despite this, the Japanese economy is starting to recover slowly. Meanwhile, export companies face severe conditions from advancement of higher yen resulted by disorder in European economy and stagnation of U.S. economy, bringing major influences on corporate profits and Japanese economy as a whole. Under such circumstances, the business results of hotel operators drastically dropped due to the decrease in international travelers as well as domestic travel for private and business purposes following the Great East Japan Earthquake.  This has resulted in non-payment of a portion of rents due and requests for rent reduction by the affected operators. The rate of hotel operations has been recovering after hitting the bottom in April 2011, but this recovery is partly due to price reduction. Therefore, close attention must be paid not only to the rate of operation, but also to the change in price per room. The Investment Corporation has been making efforts to minimize the effect of the above described nonpayment of rents due and requests for rent reduction, and operating revenue, operating income, ordinary income, net income and distribution per unit for the period (fiscal period ended September 2011) all surpassed revised forecasts disclosed in the “Notice on Investment Condition and Revision of Forecast for Distribution per Account for Fiscal Year Ending September 2011 (11th Period)” released on August 1, 2011. Furthermore, the distributions surpassed the initial forecast disclosed in the financial statements released on May 12, 2011 by 202 yen.

(3) Financing condition

During the period, the Investment Corporation acquired two properties on April 8, 2011, using sponsors’ pipelines. Of the purchase price, 3,599 million yen was obtained through issuing the Investment Corporation’s investment units by third party allotment to subsidiaries of Real Estate Capital Asia Partners II L.P. (“RECAP II”), which is substantially the major sponsor of the Asset Management Company, while 2,900 million yen was financed by a loan from Sumitomo Mitsui Banking Corporation and the Chuo Mitsui Trust and Banking Company, Limited.  As a result, outstanding debt as of September 30, 2011 was 21,625 million yen, (up 2,791 million yen from the end of the previous period), of which, 3,980 million yen was short-term debt, (down 20 million yen from the end of the previous period) and 17,645 million yen was long-term debt (up 2,811 million yen from the end of the previous period).  Debt to total assets ratio at the end of the period was 46.2 percent.

Issuer credit rating of the Investment Corporation as of the end of the period is as follows.

Rating organization	Credit rating
Rating and Investment Information, Inc.	Issuer credit rating :BBB+ Rating direction: Stable

(4) Outline of business results

As a result of the above described activity, the Investment Corporation had 1,419 million yen in operating revenue, 799 million yen in operating income, 494 million yen in ordinary income and 493 million yen in net income in the fiscal period.  All undistributed earnings of the period, excluding the fractional parts that are less than 1 yen in distributions per investment unit, was provided as distributions, in accordance with the distribution policy set out by the Articles of Incorporation.  The amount in distributions per investment unit was 8,502 yen.

3.  Status of capital increase, etc.

The status of total investment issued and outstanding and unitholders’ capital for the fiscal period under review and the previous fiscal periods is as follows.

Date	Description	Total investment units issued and outstanding (units)		Investment capital (million yen)		Remarks
		Change	Balance	Change	Balance
November 10, 2005	Incorporation through private placement	400	400	200	200	(Note 1)
June 13, 2006	Capital increase through pubic offering	41,800	42,200	19,361	19,561	(Note 2)
April 1, 2011	Capital increase through third party allotment	15,831	58,031	3,599	23,161	(Note 3)
(Note 1)	Investment units were issued at an issue price of 500,000 yen per unit at the time the Investment Corporation was established.
(Note 2)
The Investment Corporation issued investment units at an issue price of 480,000 yen (trading price 463,200 yen) per investment unit to procure funds for acquiring the new properties through public placement funds.

(Note 3)	The Investment Corporation issued investment units at an issue price of 227,400 yen per investment unit through third party allotment to procure funds for acquiring the new properties.

[Trends in prices of investment certificates on the exchange]
The following is the highest and lowest prices (based on the closing price) of investment certificates of the Investment Corporation on the Real Estate investment Trust Section of the Tokyo Stock Exchange for each of the following fiscal periods.

Fiscal period	7th	8th	9th	10th	11th
Period ended	September 2009	March 2010	September 2010	March 2011	September 2011
Public offering price	―	―	―	―	―
Highest price	200,600 yen	160,200 yen	265,600 yen	277,000 yen	290,000 yen
Lowest price	136,300 yen	129,900 yen	141,700 yen	204,800 yen	199,000 yen
Price at end of the fiscal period	156,800 yen	142,200 yen	249,500 yen	248,800 yen	199,000 yen

4.  Distribution performance

The distribution per investment unit amounted to 8,502 yen for the fiscal period under review (the 11th fiscal period), and the Investment Corporation decided to distribute the entire amount of unappropriated retained earnings, excluding fractional amounts less than 1 yen in distribution per investment unit, with a view that the amount of distribution of earnings is excluded as deductible expenses from the taxable income of the Investment Corporation pursuant to the special corporation tax treatment (Article 67 -15 of the Special Taxation Measures Law).

Classification	7th April 1, 2009 to September 30, 2009	8th October 1, 2009 to March 31, 2010	9th April 1, 2010 to September 30, 2010	10th October 1, 2010 to March 31, 2011	11th April 1, 2011 to September 30, 2011
Total unappropriated retained earnings	291,454,671 yen	360,496,599 yen	385,436,693 yen	340,986,693 yen	493,382,601 yen
Earnings set aside	21,471 yen	24,199 yen	24,093 yen	10,693 yen	3,039 yen
Total cash distribution (Distribution per investment unit)	291,433,200 yen (6,906 yen)	360,472,400 yen (8,542 yen)	385,412,600 yen (9,133 yen)	340,976,000 yen (8,080 yen)	493,379,562 yen (8,502 yen)
Of which, total distribution of earnings (Distribution per investment unit)	291,433,200 yen (6,906 yen)	360,472,400 yen (8,542 yen)	385,412,600 yen (9,133 yen)	340,976,000 yen (8,080 yen)	493,379,562 yen (8,502 yen)
Of which, total capital reimbursement (Capital reimbursement per investment unit)	― (―)	― (―)	― (―)	― (―)	― (―)

5.  Management policy and challenges to be responded to going forward

(1) General overview about the management

As mentioned above, although the rate of hotel operations that declined drastically after the earthquake disaster in the Eastern Japan has been improving, more time may be neccessary for the prices of the hotel rooms to recover.  The assets held by the Investment Corporation are mainly business hotels which may not be affected easily by the business fluctuation compared to luxury hotels with high hotel room prices, and the Investment Corporation’s revenues from rent may not be directly affected by the hotel’s operational cash flow because the rent revenue is fixed; however, if sluggish hotel performance continues, the Investment Corporation may not be able to avoid negative effects to its rent revenue. During this fiscal period, the Investment Corporation has agreed on a rent decrease with the tenant for one of the properties and terminated a lease with one of the tenants of the Shinjuku NH Building who has continuously defaulted on rent and entered into a new lease with a new tenant (Star Investment Joint Venture) with the rent temporarily linked with GOP.  Tight operations may well be expected for the following fiscal period.

(Note)
“GOP” means the amount after deducting the sales cost, the employee cost, the operation cost (the operation commission, the outsourcing cost such as the cost for cleaning services and for linen, etc.), the rent for the operation (excluding the rent for the applicable property), the remuneration for the operation paid to the lessor and other expenses (for advertisement, water, lighting and heating, the facility management fee, the maintenance fee, the insurance premium, etc.) from the total operating revenue from hotel operations.

(2) Investment management policy in the future

The Investment Corporation is an investment corporation that specializes in Hotel Real Estate and aims to conduct stable mid- to long-term investments by renting properties in good locations to quality operators (tenants).

As a basic policy, the Investment Corporation and the Asset Management Company plan to discover new business matters from their own initiative, while obtaining new, excellent ` operations of the operators (tenants).

(3) Financial strategy

The Investment Corporation regards that the financing risk that has been a problem, has been reduced to a certain extent by dispersing borrowing periods at the time of refinancing that took place at the end of the previous period and realizing deals with new corresponding banks.  Financing cost has been reduced to a certain extent, and the Investment Corporation aims to further reduce the cost, while diversifying financing methods and improving the structure of the group of banks.  As for risks of rising interest rates, the Investment Company expects the market interest rate to remain low under the current economic condition. However, it plans to pay close attention to changes in interest rates and perform planned financial management by hedging risks of rising interest rates by purchasing interest rate caps and entering into interest rate swap contracts when necessary.

6.  Material facts arising after the close of the fiscal period

Not applicable

Overview of the Investment Corporation

1. Status of capital
Fiscal period	7th As of Sept. 30, 2009	8th As of March 31, 2010	9th As of Sept. 30, 2010	10th As of March 31, 2011	11th As of Sept. 30, 2011
Total number of investment units authorized	2,000,000 units	2,000,000 units	2,000,000 units	2,000,000 units	2,000,000 units
Total number of investment units issued and outstanding	42,200 units	42,200 units	42,200 units	42,200 units	58,031 units
Unitholders’ capital	19,561 million yen	19,561 million yen	19,561 million yen	19,561 million yen	23,161 million yen
Number of unitholders	5,222 units	5,873 units	5,501 persons	5,299 persons	5,279 persons

2. Investment units
Major unitholders as of the end of the fiscal period under review are as follows.
Name	Number of investment units held (units)	Ratio of number of units held (Note) (%)
Umi Investment TMK	14,450	24.90
Goldman Sachs International	5,568	9.59
Japan Trustee Services Bank, Ltd. (TRUST ACCOUNT)	5,514	9.50
The Nomura Trust and Banking Co., Ltd. (INVESTMENT TRUST ACCOUNT)	3,494	6.02
Trust & Custody Services Bank, Ltd. (SECURITY INVESTMENT TRUST ACCOUNT)	1,635	2.81
Kyoritsu Maintenance Co., Ltd.	1,616	2.78
Opal Paramount Sdn Bhd	1,381	2.37
The Master Trust Bank of Japan, Ltd. (TRUST ACCOUNT)	1,306	2.25
Nomura Bank (Luxembourg) S.A.	1,304	2.24
Deutsche Bank AG London-PB Non-Treaty Clients 613	1,083	1.86
Total	37,351	64.36
(Note)	Ratio of number of units held shows the ratio of the number of units held to total investment units issued and outstanding.

3. Directors, etc.
(1) Executive director, supervisory directors, and the accounting auditor as of September 30, 2011 are as follows.
Title	Name	Principal concurrent positions, etc.	Total compensation of each director, etc. during the fiscal period (thousand yen)
Executive Director	Shigeo Sekita (Note)	President, Japan Hotel REIT Advisors Co., Ltd.	300
Supervisory Director	Kenichi Fujiwara (Note)	Part-time auditor certified public accountant, Shinginko Tokyo, Limited	1,200
Supervisory Director	Tetsuya Onjuku (Note)	Representative attorney, AOI Tower Law Office	1,200
Accounting auditor	Ernst & Young Japan	―	8,800
(Note)
Neither the executive director nor supervisory directors own investment units of the Investment Corporation in their own name or the name of another. The executive directors may also be directors of corporations other than those listed above, but none of said corporations or those listed above have special interest with the Investment Corporation.

(2) Policies for deciding dismissal and non-reappointment of accounting auditor

Dismissal of accounting auditors is decided pursuant to the Investment Trusts Act, while decisions not to reappoint account auditors are made at shareholder’s meetings after comprehensively considering the quality of auditing, amount of compensation for auditing and various other reasons.

4. Asset Management Company, asset custodian and general administrators
The following shows the Asset Management Company and other companies as of September 30, 2011.
Outsourced responsibility	Name
Asset Management Company	Japan Hotel REIT Advisors Co., Ltd.
Asset custodian	The Chuo Mitsui Trust and Banking Company, Limited
General administrator (administration of unitholders’ registry, etc.)
General administrator (creating the accounting books, etc.)
General administrator (operation of the tax administration matters, etc.)
General administrator (operation of the organization, etc.)
General administrator (creating the tax declaration statement, etc.)	Zeirishi-Hojin PricewaterhouseCoopers

Portfolio assets of the Investment Corporation

1. Composition of properties with the Investment Corporation
Asset type	Use (Note 1)	Region (Note 2)	10th (as of March 31, 2011)		11th (as of September 30, 2011)
			Total amount owned (million yen) (Note 3)	Ratio to total assets (%)	Total amount owned (million yen) (Note 3)	Ratio to total assets (%)
Real estate in trust (Note 2)	Business hotel	Three major metropolitan areas	21,556	54.0	25,256	54.0
		Other cities designated by government order and provincial capitals, and cities similar thereto	8,293	20.8	10,642	22.8
		Others	―	―	―	―
	Resort hotel	Others	7,373	18.5	7,315	15.6
	Total real estate in trust		37,223	93.3	43,214	92.4
Deposit and other assets			2,664	6.7	3,546	7.6
Total assets			39,887	100.0	46,761	100.0
(Note 1)	‘Use’ is classified into the hotel’s operation categories of business hotel, the resort hotel and the city hotel.
(Note 2)
‘The three major metropolitan areas’ mean 23 wards in Tokyo, Osaka City and Nagoya, and ‘others’ mean the areas that the profitable stability can be expected from the hotel business but not the areas classified as three major metropolitan areas, other cities designated by government order and provincial capitals, and cities similar thereto.

(Note 3)	Regarding the real estate in trust, the total amount owned is calculated by deducting the accumulated depreciation from the acquisition price (including the extra charges with the acquisition).

2. Major Asset Owned
The following is an overview of the major assets (19 properties) owned by the Investment Corporation as of September 30, 2011.
Leasehold No.	Name of real estate, etc.	Book value (million yen)	Leasable floor space (㎡) (Note 1)	Leased floor space (㎡) (Note 2)	Occupancy Rate (%)	Ratio to total revenue from property leasing (%)	Primary use
B-1	Shinjuku NH Building	7,255	7,398.19	7,398.19	93.3	11.3	Business hotel
B-2	Kayabacho NH Building	3,231	7,134.03	7,134.03	100.0	7.9	Business hotel
B-3	Suidobashi NH Building	1,089	3,097.25	3,097.25	100.0	2.9	Business hotel
B-4	Nihonbashi Honcho NH Building	2,078	3,167.82	3,167.82	100.0	4.7	Business hotel
B-5	Higashi Nihonbashi NH Building	1,511	3,800.77	3,800.77	100.0	4.3	Business hotel
B-6	Asakusa NH Building	972	2,014.90	2,014.90	100.0	2.2	Business hotel
B-7	Kamata Daiichi NH Building	1,510	3,831.80	3,831.80	100.0	3.9	Business hotel
B-8	Kamata Daini NH Building	820	1,499.87	1,499.87	100.0	2.0	Business hotel
B-9	Nanba NH Building	1,236	3,402.08	3,402.08	100.0	3.1	Business hotel
B-10	Niigata NH Building	2,005	8,328.84	8,328.84	100.0	5.5	Business hotel
B-11	City Estate Building Hakata Guchi Main building and the Annex	1,589	Main building: 3,581.66 Annex: 868.36	Main building: 3,581.66 Annex: 868.36	100.0	5.0	Business hotel
B-12	Sapporo NH Building	843	5,638.78	5,638.78	100.0	2.3	Business hotel
B-13	Ueno Hirokoji NH Building	1,757	3,060.31	3,060.31	100.0	3.5	Business hotel
B-14	Hashimoto NH Building	1,554	2,514.59	2,514.59	100.0	3.0	Business hotel
B-15	Shin Yamaguchi NH Building	846	2,999.00	2,999.00	100.0	2.1	Business hotel
B-16	Matsuyama NH Building	1,406	5,083.77	5,083.77	100.0	2.6	Business hotel
B-17	Nihonbashi Bakurocho NH Building	3,791	5,765.27	5,765.27	100.0	9.1	Business hotel
B-18	Kumamoto NH Building	2,395	7,701.19	7,701.19	100.0	6.6	Business hotel
R-1	The Beach Tower Okinawa	7,315	20,140.01	20,140.01	100.0	18.0	Resort hotel
Total		43,214	101,028.49	101,028.49	99.5	100.0
(Note 1)
The figures for the leasable floor space of the building (which does not include leasable land, including the level parking space) provided in this column has been derived from the information provided in the lease agreement or drawings of each real estate in trust.  If such information was not in the lease agreement, the leasable floor space disclosed in the land registry for the relevant building was provided in this column.  As for the Shin Yamaguchi NH Building, the 2,999.00 m2 provided as the leasable floor space was calculated by multiplying the number of tsubo units indicated under the lease agreement (907.20 tsubo) by the number of square meters per one tsubo unit under the metric system (3.30578 m2 per tsubo).

(Note 2)
The leased floor space figures provided in this column has been derived from the leased floor space provided in the lease agreement, but if such information was not in the lease agreement, the leased floor space disclosed in the land registry for the relevant building was provided. As for the Shin Yamaguchi NH Building, the 2,999.00 m2 provided as the leased floor space was calculated by multiplying the number of tsubo units indicated under the lease agreement (907.20 tsubo) by the number of square meters per one tsubo unit under the metric system (3.30578 m2 per tsubo).

3. Details of Real Estate, etc.
(1) Details of real estate, etc.

The following are the details of real estate, etc. owned by the Investment Corporation as of September 30, 2011.
Use	Region	Name of real estate	Location (street number)	Form of ownership	Appraisal price at the end of the fiscal period (million yen) (Note 1)	Book value (million yen)
Business hotel	Three major metropolitan areas	Shinjuku NH Building	10-5, 7-chome, Nishi Shinjuku, Shinjuku-ku, Tokyo	Beneficiary right with real estate in trust	5,270	7,255
		Kayaba NH Building	2-5, 1-chome, Shinkawa, Chuo-ku, Tokyo	Beneficiary right with real estate in trust	3,091	3,231
		Suidobashi NH Building	25-27, 1-chome, Hongo, Bunkyo-ku, Tokyo	Beneficiary right with real estate in trust	994	1,089
		Nihonbashi Honcho NH Building	4-14, 1-chome, Hon-cho, Nihonbashi, Chuo-ku, Tokyo	Beneficiary right with real estate in trust	2,090	2,078
		Higashi Nihonbashi NH Building	15-6, 2-chome, Higashi Nihonbashi, Chuo-ku, Tokyo	Beneficiary right with real estate in trust	1,620	1,511
		Asakusa NH Building	3-4, 1-chome, Hanakawado, Taito-ku, Tokyo	Beneficiary right with real estate in trust	902	972
		Kamata Daiichi NH Building	20-11, 8-chome, Nishi Kamata, Ota-ku, Tokyo	Beneficiary right with real estate in trust	1,070	1,510
		Kamata Daini NH Building	23-13, 4-chome, Kamata, Ota-ku, Tokyo	Beneficiary right with real estate in trust	738	820
		Nanba NH Building	17-15, 3-chome, Nanbanaka, Naniwa-ku, Osaka-shi, Osaka	Beneficiary right with real estate in trust	1,080	1,236
		Ueno Hirokoji NH Building	18-8, 1-chome, Ueno, Taito-ku, Tokyo	Beneficiary right with real estate in trust	1,600	1,757
		Nihonbashi Bakurocho NH Building	10-11, 1-chome, Bakuro-cho, Nihonbashi, Chuo-ku, Tokyo	Beneficiary right with real estate in trust	4,130	3,791

Business hotel	Other cities designated by government order and provincial capitals, and cities similar thereto	Niigata NH Building	11-25, 1-chome, Higashi Odori, Chuo-ku, Niigata-shi, Niigata Prefecture	Beneficiary right with real estate in trust	1,840	2,005
		City Estate Building Hakata Guchi Main Building and Annex	Main Building: 15-5, 1-chome, Hakataekimae, Hakata-ku, Fukuoka-shi, Fukuoka Prefecture Annex: 1-15, 1-chome, Hakataekimae, Hakata-ku, Fukuoka-shi, Fukuoka Prefecture	Beneficiary right with real estate in trust	1,790	1,589
		Sapporo NH Building	26-1, 5-chome, Nishi, Minami Nijo, Chuo-ku, Sapporo-shi, Hokkaido, other 21 lots (Note 2)	Beneficiary right with real estate in trust	533	843
		Hashimoto NH Building	4-12, 6-chome, Hashimoto, Midori-ku, Sagamihara-shi, Kanagawa Prefecture	Beneficiary right with real estate in trust	1,020	1,554
		Shin Yamaguchi NH Building	1255-1, Kamiichi, Aza Watari, Shimogo, Ogoori, Yamaguchi-shi, Yamaguchi Prefecture (Note 2)	Beneficiary right with real estate in trust	806	846
		Matsuyama NH Building	5-5, 2-chome, Hon-machi, Matsuyama-shi, Ehime Prefecture	Beneficiary right with real estate in trust	925	1,406
		Kumamoto NH Building	3-1, Karashima-cho, Kumamoto-shi, Kumamoto Prefecture	Beneficiary right with real estate in trust	2,530	2,395
	Subtotal(18 leaseholds)				32,029	35,899
Resort hotel	Others	The Beach Tower Okinawa	8-6, Aza Mihama, Chatan-cho, Nakagusukuson, Okinawa Prefecture (Note 2)	Beneficiary right with real estate in trust	7,060	7,315
	Subtotal (1 leasehold)				7,060	7,315
Total					39,089	43,214
(Note 1)
The figures in the appraisal price at the end of the fiscal period column are the appraisal figures as of September 30, 2011 provided in the real estate survey appraisal value book prepared by real estate appraisers, Mori Appraisal & Investment Consulting Inc., Chuo Real Estate Appraisal Co., Ltd. and the Tanizawa Sogo Appraisal Co., in accordance with the Articles of Incorporation, “the Ordinance on Accountings of Investment Corporations” (the Cabinet Office Ordinance No. 47 2006) and the rules established by the Investment Trust Trusts Association.

(Note 2)	Since there was no residence indication, the address provided for these properties were those disclosed from either the applicable registry or the registered record.

(2) Changes of leasing business of the real estate, etc.

The following is an overview of the leasing business of the real estate, etc. by the Investment Corporation.
Use	Region	Name of real estate, etc.	10th From October 1, 2010 To March 31, 2011				11th From April 1, 2011 To September 30, 2011
			Total number of tenants (at the end of the fiscal period) (tenant) (Note)	Occupancy Rate (at the end of the fiscal period) (%)	Revenue from the leasing business (during the fiscal period) (million yen)	Rate to the total revenue from leasing business (%)	Total number of tenants (at the end of the fiscal period) (tenant) (Note)	Occupancy Rate (at the end of the fiscal period) (%)	Revenue from the leasing business (during the fiscal period) (million yen)	Rate to the total revenue from leasing business (%)
Business hotel	Three major metropolitan areas	Shinjuku NH Building	1	100.0	200	15.9	1	93.3	159	11.3
		Kayabacho NH Building	1	100.0	120	9.6	1	100.0	111	7.9
		Suidobashi NH Building	1	100.0	42	3.3	1	100.0	42	2.9
		Nihonbashi Honcho NH Building	1	100.0	67	5.4	1	100.0	67	4.7
		Higashi Nihonbashi NH Building	1	100.0	61	4.9	1	100.0	61	4.3
		Asakusa NH Building	1	100.0	31	2.5	1	100.0	31	2.2
		Kamata Daiichi NH Building	1	100.0	55	4.4	1	100.0	55	3.9
		Kamata Daini NH Building	1	100.0	29	2.3	1	100.0	29	2.0
		Nanba NH Building	2	100.0	43	3.5	2	100.0	43	3.1
		Ueno Hirokoji NH Building	1	100.0	47	3.8	1	100.0	49	3.5
		Nihonbashi Bakurocho NH Building	―	―	―	―	2	100.0	129	9.1
	Other ordinance-designated cities, the seat of the prefectural government and other cities with similar characteristics	Niigata NH Building	1	100.0	78	6.2	1	100.0	78	5.5
		City Estate Building Hakata Guchi Main Building and Annex	1	100.0	70	5.6	1	100.0	70	5.0
		Sapporo NH Building	1	100.0	36	2.9	1	100.0	32	2.3
		Hashimoto NH Building	1	100.0	52	4.2	1	100.0	42	3.0
		Shin Yamaguchi NH Building	1	100.0	30	2.4	1	100.0	30	2.1
		Matsuyama NH Building	1	100.0	33	2.7	1	100.0	36	2.6
		Kumamoto NH Building	―	―	―	―	1	100.0	93	6.6
	Subtotal		17	100.0	999	79.6	20	99.4	1,164	82.0
Resort hotel	Others	The Beach Tower Okinawa	1	100.0	255	20.4	1	100.0	255	18.0
	Subtotal		1	100.0	255	20.4	1	100.0	255	18.0
Total			18	100.0	1,255	100.0	21	99.5	1,419	100.0
(Note)	The number of tenants provided in the column is the number of the lessees who directly entered into the lease agreement with the trustee.

4. Table of Contract Amount, etc. and Status of Market Value of Specified Transaction
Not applicable.

5. Other Assets
The beneficiary rights and other similar rights to the real estate owned by the Investment Corporation that is in trust, are all shown in the above “3. Details of real estate, etc.” As of September 30, 2011, other than those listed in the above “3. Details of real estate, etc.”, there are no major specified assets that are considered major investment targets of the Investment Corporation.

  6. Assets Owned in Other Countries and Areas
There are no remarks applicable as for the assets owned in other countries and regions outside Japan.

Capital expenditures on held real estate

1. Planned capital expenditures
The following represents the forecast, as of September 30, 2011, of the major capital expenditures in connection with renovations, etc. that are expected with respect to held assets (trustee beneficiary rights to real estate in trust and the real estate which is the underlying asset) (the “assets held at the end of the period”), for the 12th period.  The expected construction amount shown below may include the portion separately categorized as accounting-related costs.

Name of real estate, etc.	Location	Purpose	Scheduled duration	Expected construction amount (million yen)
				Total amount	Amount paid during the fiscal period under review	Amount already paid
Shinjuku NH building	Shinjuku-ku, Tokyo	Renovations for the purpose of attracting new tenants	From December 2011 to March 2012	154	―	―
Sapporo NH building	Chuo-ku, Sapporo City	Renovation of multi-story parking lot	From February 2012 To February 2012	6	―	―
Ueno Hirokoji NH building	Taito-ku, Tokyo	Renovation to update 1st floor lobby’s air conditioning system	From March 2012 to March 2012	5	―	―
Hashimoto NH building	Sagamihara City, Kanagawa Prefecture	Renovation of emergency power systems	From January 2012 to January 2012	6	―	―

2. Capital expenditures for the period
The following is an overview of the major construction work categorized as capital expenditure paid in the period in relation to the assets held at the end of the period. The capital expenditure for the period was 31 million yen.  Combined with repairing expenses of 7 million yen, the Investment Corporation implemented construction work totaling 39 million yen.
Name of real estate	Location	Purpose	Period	Amount to be paid (million yen)
Sapporo NH building	Sapporo City Chuo-ku	Renovation of hot water piping (for high floors)	From September 2011 to September 2011	7
Others			From April 2011 to September 2011	24
Total				31

3. Accumulated amount for long-term renovation plans (reserves for renovations)
The Investment Corporation, in accordance with its long-term renovation plans for each property, has reserved the following accumulated amounts to pay for the mid-to-long term renovation projects such as large-scale renovations in the future.

 (Units: million yen)
Operating period	7th From April 01, 2009 to September 30, 2009	8th From October 01, 2009 to March 31, 2010	9th From April 01, 2010 to September 30, 2010	10th From October 01, 2010 to March 31, 2011	11th From April 01, 2011 to September 30, 2011
Amount of reserve at the beginning of the fiscal period under review	193	220	266	328	311
Accumulated amount during the fiscal period under review	72	101	106	79	87
Amount deducted from the reserves for the fiscal period under review	46	55	43	97	29
Amount carried over to the next fiscal period	220	266	328	311	369

Costs and liabilities

1. Cost breakdown in relation to operation, etc.
(Units: thousand yen)
Item	10th From October 01, 2010 to March 31, 2011	11th From April 01, 2011 to September 30, 2011
(a) Asset management fee	90,212	91,793
(b) Asset custody fee	3,973	4,600
(c) Administrative service fees	19,601	20,182
(d) Director compensation	3,450	2,700
(e) Other operating expenses	34,496	46,558
Total	151,734	165,835

2. Loans
The following shows outstanding loans as of September 30, 2011 by financial institutions.
Account		Borrowing date	Balance at the start of fiscal period under review (million yen)	Balance at the end of fiscal period under review (million yen)	Average interest rate (%)	Final due date	Repayment method	Use	Remarks
	Lender
Short-term borrowings	Sumitomo Mitsui Banking Corporation	March 31, 2011	400	398	1.34 (Note 1)	March 31, 2012	Repay 10,000,000 yen every 3 months, and pay off the total outstanding amount at the deadline	(Note 2)	Secured, not guaranteed
	The Chuo Mitsui Trust and Banking Company, Limited		900	895
	Chiba Bank, Ltd.		800	796
	Sompo Japan Insurance Inc.		900	895
	Nomura Trust and Banking Corporation		1,000	995
	Sub-total	―	4,000	3,980	―	―	―	―	―

Account		Borrowing date	Balance at the beginning of fiscal period under review (Million yen)	Balance at the end of fiscal period under review (Million yen)	Average interest rate (%)	Final due date	Repayment method	Use	Remarks
	Lender
Long-term loans due within a year	Aozora Bank, Ltd.	May 29, 2009	2,076	―	1.68 (Note 1)	May 31, 2011	Repay 4,687 yen every month, and pay off the total outstanding amount at the deadline	(Note 2)	Secured, not guaranteed
	Sumitomo Mitsui Banking Corporation		1,217	―
	Resona Bank, Limited		1,217	―
	The Chuo Mitsui Trust and Banking Company, Limited		787	―
	Sub-total	―	5,298	―	―	―	―	―	―
Long-term loans	Sumitomo Mitsui Banking Corporation	February 26, 2010	1,835	1,825	2.18 (Note 1)	February 28, 2013	Repay 1,625 yen every month, and pay off the total outstanding amount at the deadline	(Note 2)	Secured, not guaranteed
	Sumitomo Mitsui Banking Corporation	March 31, 2011	500	497	1.64 (Note 1)	March 31, 2014	Repay 12,250 yen every 3 months, and pay off the total outstanding amount at the deadline	(Note 2)	Secured, not guaranteed
	The Chuo Mitsui Trust and Banking Company, Limited		1,500	1,492
	Resona Bank, Limited		2,000	1,990
	Shinsei Bank Ltd.		900	895
	Sumitomo Mitsui Banking Corporation	March 31, 2011	1,000	995	1.84 (Note 1)	September 30, 2015	Repay 7,000 yen every 3 months, and pay off the total outstanding amount at the deadline	(Note 2)	Secured, not guaranteed
	Shinsei Bank Ltd.		300	298
	Tokyo Star Bank		1,500	1,492
	Sumitomo Mitsui Banking Corporation	April 08, 2011	―	1,890	1.50 (Note 1)	September 30, 2013	Repay 7,250 yen every 3 months, and pay off the total outstanding amount at the deadline	(Note 3)	Secured, not guaranteed
	The Chuo Mitsui Trust and Banking Company, Limited		―	995
	Sumitomo Mitsui Banking Corporation	May 31, 2011	―	1,393	1.70 (Note 1)	September 30, 2014	Repay 13,250 yen every 3 months, and pay off the total outstanding amount at the deadline	(Note 2)	Secured, not guaranteed
	The Chuo Mitsui Trust and Banking Company, Limited		―	796
	Resona Bank, Limited		―	1,592
	Shinsei Bank Ltd.		―	1,492
	Sub-total	―	9,535	17,645	―	―	―	―	―
Total borrowings		―	18,833	21,625		―	―	―	―
(Note 1)	The average interest rate is calculated by rounding each of the lending financial institution’s loan interest rates (weighted average for the period) to two decimal places.
(Note 2)	The purpose of taking out these loans is to pay off other debts.
(Note 3)	The purpose of taking out this loan is to obtain funds for real estate trustee beneficiary rights.

3. Investment Corporation bonds
Not applicable

4. Short-term Investment Corporation bonds
Not applicable

Sales and purchase during the fiscal period

1. Sale and purchase of real estate, etc. and asset related securities
Name of real estate, etc.	Acquisitions		Transfers
	Acquisition Date	Acquisition value (million yen) (Note)	Sale date	Sale value (million yen)	Book value (million yen)	Gain (loss) on sales (million yen)
Nihonbashi Bakurocho NH building	April 08, 2011	3,746	―	―	―	―
Kumamoto NH building	April 08, 2011	2,334	―	―	―	―
Total		6,080		―	―	―
(Note)
The “acquisition value” indicates the amount that does not include various expenses (such as transaction intermediary commissions and taxes and public dues) required to acquire the relevant real estate (the sale value described in the transfer contract, etc.).

2. Sale and purchase of other assets
The majority of the assets other than the above real estate, etc. and asset related securities are bank deposits or bank deposits within trust properties.

3. Research on price, etc. of specified assets
(1) Real estate
Acquisition or sales	Property	Transaction date	Details	Acquisition value (million yen) (Note 2)	Researched price of specified asset (million yen)
Acquisition	Nihonbashi Bakurocho NH building	April 08, 2011	Land held in trust	3,746	4,100
			Buildings held in trust (including attached facilities)
Transfer	Kumamoto NH building	April 08, 2011	Land held in trust	2,334	2,510
			Buildings held in trust (including attached facilities)
(Note 1)
Research on price, etc. of the above-specified assets was conducted by Ernst & Young Japan at the time of asset acquisition, in accordance with the Japanese Institute of Certified Public Accountants’ Industry Audit Practice Committee Statement No. 23 “Research on Price, etc. of Specified Assets by Investment Trusts and Investment Corporations.”  The Investment Corporation received the research report containing the results of the relevant survey.

(Note 2)
The “acquisition value” indicates the amount before taking into account various expenses (such as brokerage commissions and taxes and public dues) required in obtaining the relevant real estate (the sale value described in the transfer contract, etc.).

(2) Others
Not applicable

4. Status of transactions with related parties and major shareholders
(1)Transactions
The following shows the purchases and sales of specified assets from/ to related parties and major shareholders for period 11 (Note 1).
Classification	Sales and purchase amounts
	Purchase price, etc. (thousands of yen) (Note 2)		Sales price, etc. (thousands of yen)
Total amount	6,080,000		―
	Of which, price for purchase from related parties and major shareholders (Note 1)		Of which, price for sale to related parties and major shareholders (Note 1)
	6,080,000	(100.0%)	―
Breakdown of transactions with related parties and major shareholders (Note 1)
Maya Investment Joint Venture Company	3,746,000	(61.6%)	―
Kyoritsu Maintenance Co., Ltd.	2,334,000	(38.4%)	―
Total	6,080,000	(100.0%)	―
(Note 1)
“Related parties and major shareholders” indicates persons related to the Asset Management Company’s fund operation, as stipulated in Article 201, Item 1 of the Investment Trusts Act (the “related parties”) and the major shareholders of the Asset Management Company defined in Article 29, Item 4(2) of the Financial Instruments and Exchange Act. The amounts shown in tables (1) Transactions and (2) Amount of fees paid take into account sponsor-related parties defined in the rules for managing transactions between sponsor-related parties (such sponsor-related parties include 1. related parties, 2. shareholders of the Asset Management Company, and 3. companies and other parties which provide 50% of funds to shareholders who have 50% or more of the shares of the Asset Management Company, 4. companies to which shareholders of the Asset Management Company provide 10% or more the companies’ funds, 5. those to whom 1. to 4. became not applicable less than one year ago, and 6. those who are deemed by a compliance officer to deal with sponsor-related parties in accordance with related party transaction regulations and the substance of this regulation).

(Note 2)
“Purchase price, etc.” indicates the prices given in the trust beneficiary right sales and purchase contract (not including costs equivalent the amount of consumption tax and local consumption tax and the cost required to pay intermediary commissions).

(2) Amount of fees paid
Account	Total amount of fees, etc. paid (A)	Breakdown of transactions with related parties and major shareholders		Proportion of total amount B/A (%)
		Payee	Amount paid (B)
Outsourcing expense (Note)	17,649 yen	Builnet Co., Ltd.	2,808 yen	15.9
(Note)
This includes, in addition to basic rewards based on the property management consignment contract, operation consignment costs related to the daily maintenance and management of buildings and facilities.

5. Transaction with the asset manager relating to the concurrent business of the asset manager

Transactions with the relevant asset operation company in relation to the sub-business run by the asset operation company
There are no applicable transactions because the Asset Management Company does not operate concurrent businesses related to financial instruments business, real estate transactions and real estate joint enterprises other than investment operations.

Accounting

1. Assets, liabilities, principal (invested capital) and losses
For assets liabilities, principal (invested capital) and losses, please refer to II. Balance Sheet, III. Statement of Income, IV. Statement of Change in Unitholders’ Equity and V. Notes to Financial Statements.

2. Changes in method of calculating depreciation
Not applicable

3. Changes in method of valuating real estate, etc.
Not applicable

4. In-house set beneficiary certificates in investment trusts, etc.
Not applicable

Others
(1)	Notifications
Not applicable

(2)	Others
Unless otherwise stipulated in this document, amounts are rounded off and proportions are rounded up where necessary.

II. Balance sheet
(Units: thousand yen)
		Previous fiscal period (for reference) (as of March 31, 2011)	Fiscal period under review (as of September 30. 2011)
Assets
Current assets
Cash and deposits		510,949	629,791
Cash and deposits in trust	*1	1,797,714	2,191,513
Operating accounts receivable		16,886	95,223
Prepaid expenses		145,344	211,033
Consumption taxes receivable and other		―	149,738
Deferred tax assets		25	18
Total current assets		2,470,919	3,277,318
Fixed assets
Tangible fixed assets
Buildings in trust		17,525,507	20,840,856
Accumulated depreciation		- 2,058,034	- 2,314,472
Buildings in trust, net	*1	15,467,472	18,526,384
Structures in trust		64,847	77,454
Accumulated depreciation		- 7,304	- 8,317
Structures in trust, net	*1	57,543	69,137
Machinery and equipment in trust		121,102	215,812
Accumulated depreciation		- 19,806	- 23,517
Machinery and equipment in trust, net	*1	101,295	192,295
Tools, furniture and fixtures in trust		113,838	125,474
Accumulated depreciation		- 33,738	- 38,334
Tools, furniture and fixtures in trust, net	*1	80,099	87,139
Land in trust	*1	21,400,873	24,223,855
Total tangible assets		37,107,285	43,098,812
Intangible fixed assets
Software		46	―
Leasehold rights in trust	*1	116,094	116,094
Total Intangible fixed assets		116,141	116,094
Investments and other assets
Guarantee deposits		10,000	10,000
Guarantee deposit and security deposit in trust	*1	8,100	8,100
Long-term prepaid expenses		175,300	225,676
Total investments and other assets		193,400	243,776
Total investments and other assets		37,416,827	43,458,683
Deferred assets
Investment unit issuance expenses		―	25,100
Investment deferred assets		―	25,100
Total assets		39,887,747	46,761,103

(Units: thousand yen)
		Previous fiscal period (for reference) (as of March 31, 2011)	Fiscal period under review (as of September 30. 2011)
Liabilities
Current liabilities
Operating amounts payable		141,274	171,060
Short-term loans	*1	4,000,000	3,980,000
Long-term loans due within a year	*1	5,298,886	―
Accounts payable		―	10,762
Accrued expenses		861	985
Income tax payable		1,063	933
Accrued consumption tax		5,242	―
Advances received		162,536	191,094
Distribution payable		5,893	5,663
Deposit received		―	3,833
Total current liabilities		9,615,758	4,364,333
Noncurrent liabilities
Long-term loans	*1	9,535,050	17,645,800
Tenant leasehold and security deposits in trust		834,192	1,095,857
Total noncurrent liabilities		10,369,242	18,741,657
Total liabilities		19,985,000	23,105,991
Net assets
Unitholders’equity
Unitholders’ capital		19,561,760	23,161,729
Surplus
Unappropriated retained earnings (undisposed loss)		340,986	493,382
Total surplus		340,986	493,382
Total unitholders’equity		19,902,746	23,655,112
Total net assets	*2	19,902,746	23,655,112
Total liabilities and net assets		39,887,747	46,761,103

III. Statement of Income
(Units: thousand yen)
		Previous fiscal period (for reference) From October 01, 2010 To March 31, 2011	Fiscal period under review From April 01, 2011 To September 30, 2011
Operating revenue
Real estate rent revenue	*1	1,248,362	1,405,736
Other lease business revenue	*1	6,699	14,031
Total operating revenue		1,255,061	1,419,768
Operating expenses
Expenses related to rent business	*1	423,495	454,079
Asset management fee		90,212	91,793
Asset custody fee		3,973	4,600
Administrative service fees		19,601	20,182
Director compensation		3,450	2,700
Other operating expenses		34,496	46,558
Total operating expenses		575,229	619,914
Operating income		679,832	799,853
Non-operating income
Interest income		282	260
Reversal of distribution payable		560	708
Income from casualty insurance		1,676	2,883
Other		361	14
Total non-operating income		2,881	3,865
Non-operating expenses
Interest expenses		138,290	178,743
Borrowing related expenses		202,346	118,500
Amortization of investment unit issuance expenses		―	5,020
Other		―	7,092
Total non-operating expenses		340,636	309,355
Ordinary income		342,076	494,363
Income before income taxes		342,076	494,363
Income taxes-current		1,120	985
Income taxes-deferred		- 6	6
Total income taxes		1,114	991
Net income		340,962	493,371
Retained earnings brought forward		24	10
Unappropriated retained earnings (undisposed loss)		340,986	493,382

IV. Statement of Change in Unitholders’ Equity
(Units: thousand yen)
	Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011	Fiscal period under review From April 01, 2011 to September 30, 2011
Unitholders’ equity
Unitholders’ capital
Balance at the beginning of current period	19,561,760	19,561,760
Changes of items during the period
Issuance of new investment units	―	3,599,969
Total changes of items during the period	―	3,599,969
Balance at the end of current period	19,561,760	23,161,729
Surplus
Unappropriated retained earnings (undisposed)
Balance at the beginning of current period	385,436	340,986
Changes of items during the period
Dividends from surplus	- 385,412	-340,976
Net income	340,962	493,371
Total changes of items during the period	- 44,450	152,395
Balance at the end of current period	340,986	493,382
Total unitholders’ capital
Balance at the beginning of current period	19,947,196	19,902,746
Total changes of items during the period
Issuance of new investment units	―	3,599,969
Dividends from surplus	- 385,412	- 340,976
Net income	340,962	493,371
Total changes of items during the period	- 44,450	3,752,365
Balance at the end of current period	19,902,746	23,655,112
Total net assets
Balance at the beginning of current period	19,947,196	19,902,746
Changes of items during the period
Issuance of new investment units	―	3,599,969
Dividends from surplus	- 385,412	- 340,976
Net income	340,962	493,371
Total changes of items during the period	- 44,450	3,752,365
Balance at the end of current period	19,902,746	23,655,112

V. Notes to Financial Statements

(Notes on matters concerning significant accounting policies)
Fiscal period Item	Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011		Fiscal period under review From April 01, 2011 to September 30, 2011
1. Depreciation method for fixed assets	a. Tangible fixed assets (including real estate in trust) The straight line is applied. Useful life-spans of major tangible fixed assets are as follows:		a. Tangible fixed assets (including real estate in trust) The straight line is applied. Useful life-spans of major tangible fixed assets are as follows:
		Buildings in trust 2-65 years Structures in trust 18-65 years Machinery and equipment in trust 13-35 years Tools, furniture and fixtures in trust 6-29 years		Buildings in trust 2-65 years Structures in trust 18-65 years Machinery and equipment in trust 13-35 years Tools, furniture and fixtures in trust 6-29 years
	b. Intangible assets The straight-line method is applied.		b. Intangible assets The straight-line method is applied.
	c. Long-term prepaid expenses The straight-line method is applied.		c. Long-term prepaid expenses The straight-line method is applied.
2. Accounting treatment of deferred assets	___________________________		Investment unit issuance expenses Depreciated over three years using the straight-line method
3. Accounting standards for revenue and expenses
Accounting treatment of fixed assets tax, etc.

With regard to fixed assets tax, city planning tax, depreciable assets tax, etc. on real estate, etc. owned, the amount paid in the fiscal period of the amount of tax imposed was accounted for as expanses.

At the time of acquiring real estate, etc., the Investment Corporation pays to the transferor the amount equivalent to fixed assets tax, etc. as adjustments for the fiscal period of the date of acquisition. This amount is not accounted for as expenses but was included I the acquisition cost for the subject real estate, etc.

Accounting treatment of fixed assets tax, etc.

With regard to fixed assets tax, city planning tax, depreciable assets tax, etc. on real estate, etc. owned, the amount paid in the fiscal period of the amount of tax imposed was accounted for as expanses.

At the time of acquiring real estate, etc., the Investment Corporation pays to the transferor the amount equivalent to fixed assets tax, etc. as adjustments for the fiscal period of the date of acquisition. This amount is not accounted for as expenses but was included I the acquisition cost for the subject real estate, etc.

4. Other basic important items in creating various financial information tables	(1)	Method of accounting treatment related to trust beneficiary rights which have real estate and other assets as trust assets	(1)	Method of accounting treatment related to trust beneficiary rights which have real estate and other assets as trust assets

We record the trust beneficiary rights that have real estate and other assets as trust assets in the relevant accounting items on the balance sheet and profit and loss statement in relation to all accounting of profits and costs arising in the trust assets, as well as accounting of all assets and liabilities in the trust assets. Additionally, we classify the following important items separately from the trust assets recorded in the relevant accounting items on the balance sheet.

We record the trust beneficiary rights that have real estate and other assets as trust assets in the relevant accounting items on the balance sheet and profit and loss statement in relation to all accounting of profits and costs arising in the trust assets, as well as accounting of all assets and liabilities in the trust assets. Additionally, we classify the following important items separately from the trust assets recorded in the relevant accounting items on the balance sheet.

	1.	Cash and deposits in trust	1.	Cash and deposits in trust
	2.	Buildings in trust, structures in trust, trust machinery and equipment in trust, tools, furniture and fixtures in trust, and land in trust	2.	Buildings in trust, structures in trust, trust machinery and equipment in trust, tools, furniture and fixtures in trust, and land in trust
	3.	Guarantee deposit and security deposit in trust	3.	Guarantee deposit and security deposit in trust
	4.	Tenant leasehold and security deposit in trust	4.	Tenant leasehold and security deposit in trust
	(2)	Accounting treatment of taxes such as consumption tax	(2)	Accounting treatment of taxes such as consumption tax
	Consumption tax and local consumption taxes are excluded.		Consumption tax and local consumption taxes are excluded.

[Additional information]
This period (from April 01, 2011 to September 30, 2011)
The Investment Corporation has adopted Accounting Standard for Accounting Changes and Error Correction (The Accounting Standards Board of Japan (ASBJ) Statement No.24, December 4, 2009) and Guidance on Accounting Standard for Accounting Changes and Error Corrections (ASBJ Guidance No.24, December 4, 2009) for accounting changes and error corrections starting the beginning of the fiscal period.

[Notes to the balance sheet]
Previous fiscal period (For reference) (March 31, 2011)		Fiscal period under review (September 30, 2011)
*1. Assets pledged as collateral and obligations collateralized by such assets are as follows:		*1. Assets pledged as collateral and obligations collateralized by such assets are as follows:
(Units: thousand yen)		(Units: thousand yen)
Cash and deposits in trust	1,797,714	Cash and deposits in trust	2,191,513
Buildings in trust	15,467,472	Buildings in trust	18,526,384
Structures in trust	57,543	Structures in trust	69,137
Machinery and equipment in trust	101,295	Machinery and equipment in trust	192,295
Tools, furniture and fixtures in trust	80,099	Tools, furniture and fixtures in trust	87,139
Land in trust	21,400,873	Land in trust	24,223,855
Leasehold rights in trust	116,094	Leasehold rights in trust	116,094
Deposits and guarantees in trust	8,100	Deposits and guarantees in trust	8,100
Total	39,029,194	Total	45,414,520

Obligations collateralized by the above assets are as follows: (Units: thousand yen)		Obligations collateralized by the above assets are as follows: (Units: thousand yen)
Short-term borrowings	4,000,000	Short-term borrowings	3,980,000
Long-term loans due within a year	5,298,886	Long-term loans	17,645,800
Long-term loans	9,535,050	Total	21,625,800
Total	18,833,936
*2. The minimum net asset amount stipulated in Article 67, Item 4 of the Investment Trusts Act		*2. The minimum net asset amount stipulated in Article 67, Item 4 of the Investment Trusts Act
50,000,000 yen		50,000,000 yen

[Notes to the statement of income]
Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011		Fiscal period under review From April 01, 2011 to September 30, 2011
*1. Breakdown of rental profit and loss (Units: thousand yen)		*1. Breakdown of rental profit and loss (Units: thousand yen)
A. Revenue from property leasing		A. Revenue from property leasing
Rent revenue		Rental revenue
Rent	1,248,362	Rent	1,405,736
Total	1,248,362	Total	1,405,736
Other lease business revenue		Other lease business revenue
Parking lot income	2,241	Parking lot income	7,637
Other incidental revenue	4,457	Other incidental revenue	6,394
Total	6,699	Total	14,031
Total revenue from property leasing	1,255,061	Total revenue from property leasing	1,419,768

B. Expenses from property leasing		B. Expenses from property leasing
Expenses related to the real estate leasing business		Expenses related to the real estate leasing business
Outsourcing expense	18,725	Outsourcing expense	17,649
Repair expenses	6,699	Repair expenses	7,547
Trust fees	21,470	Trust fees	17,350
Fixed asset taxes and others	125,362	Fixed asset taxes and others	124,843
Depreciation	231,280	Depreciation	265,756
Insurance premiums	5,447	Insurance premiums	6,319
Other expenses related to the rental business	14,509	Other expenses related to the rental business	14,612
Rental expenses Total	423,495	Rental expenses Total	454,079
C. Rental profit and loss (A-B)	831,566	C. Rental profit and loss (A-B)	965,689

[Notes to statement of changes in unitholders’ equity]
Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011	Fiscal period under review From April 01, 2011 to September 30, 2011
1. Total number of investment units authorized: 2,000,000 units 2. Number of investment units issued and outstanding: 42,200 units	1. Total number of investment units authorized: 2,000,000 units 2. Number of investment units issued and outstanding: 58,031units

[Notes regarding deferred tax accounting]
Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011		Fiscal period under review From April 01, 2011 to September 30, 2011
1. Details of major causes of deferred tax assets and major tax liabilities (Units: thousand yen)		1. Details of major causes of deferred tax assets and major tax liabilities (Units: thousand yen)

(Deferred tax assets)		(Deferred tax assets)
Accrued enterprise tax excluded from expenses	25	Accrued enterprise tax excluded from expenses	18

Total deferred tax asstes	25	Total deferred tax assets	18

(Net deferred tax assets (current assets))	25	(Net deferred tax assets (current assets))	18

2. Details of major components that caused significant differences between the statutory tax rate and the burden rate of corporate tax, etc. after application of deferred tax accounting.		2. Details of major components that caused significant differences between the statutory tax rate and the burden rate of corporate tax, etc. after application of deferred tax accounting.

	(Units: %)		(Units: %)
Statutory tax rate	39.33	Statutory tax rate	39.33
(Adjustment)		(Adjustment)
Deductible distributions paid	-39.20	Deductible distributions paid	-39.25
Other	0.20	Other	0.12
Burden rate of corporate tax, etc. after application		Burden rate of corporate tax, etc. after application
of deferred tax accounting	0.33	of deferred tax accounting	0.20

[Note for the financial product]
Preceding period (reference) (from October 1, 2010 to March 31, 2011)
1. Status of financial instruments
(1) The policy for the financial product

The Investment Corporation is an investment corporation specified under Article 2 Section 12 of Investment Trusts Law and its purpose is to manage its assets by investing them mainly in specified assets (specified under the Investment Trusts Law). Fund investment operations is limited to investments such as short-term deposit, and the Investment Corporation’s policy with respect to financing is to issue investment units, etc. and take out loans from banks in order to make such investments. The purpose of derivatives transactions is to avoid the interest rate fluctuation risk for the borrowings.  Speculative transactions will not be performed.

(2) Contents of and risks associated with financial instruments and the risk management system

Variable rate loans have floating interest rate risks.  The Investment Corporation may use derivative transactions as a way for hedging if it determines the need to stabilize interest payments and avoid floating rate risks.

As for derivative transactions, the Investment Corporation has not participated in such transactions as of the end of this fiscal period, but in the event it does, it will perform such transactions in accordance to the regulations established by the Investment Corporation and the Asset Management Company’s rules related to risk management and with highly-rated financial institutions after obtaining agreements via a circular letter by those with resolution rights as set out by charts of the Asset Management Company’s financial division, as well as resolution at the Investment Corporation’s board meeting.

Although loans have liquidity risks, the Investment Corporation has the financial division of the Asset Management Company prepare and manage liquidity management plans and performance charts on a monthly basis, and additionally has the division monitor to avoid breach of terms related to financial limitations in applicable loan agreements. In regards with financing, the Investment Corporation manages liquidity risks by adjusting balance by considering risks of financial environment and receiving agreements by those with resolution rights via a circular letter and a resolution at the board meeting.

(3) Supplementary explanation about prevailing values, etc. of financial instruments

As for the contracts regarding the derivatives transaction under “2. Market values, etc. of financial instruments”, the price does not indicate the market risk about the derivatives transaction by itself.  There are no derivative transactions to report for this fiscal period.

2. Market values, etc. of financial instruments
Amounts for items posted on the Balance Sheet, market values of said items and the differences between these figures as of March 31, 2011 are as follows.  (See (Note) 1.)

	Amount on Balance Sheet (thousand yen)	Market Price (thousand yen)	Difference (thousand yen)
(1) Cash and deposits	510,949	510,949	―
(2) Cash and deposits in trust	1,797,714	1,797,714	―
(3) Short-term loans	(4,000,000)	(4,000,000)	―
(4) Long-term loans payable within one year	(5,298,886)	(5,298,886)	―
(5) Long-term loans due within a year	(9,535,050)	(9,535,050)	―
(6) Derivative Transactions	―	―	―
(*)The figures that are considered liabilities are placed in parentheses.
(Note) 1.	Matters regarding method of calculation for the market price of the financial product and the securities and derivative transactions
(1) Cash and deposits  (2) Cash and deposits in trust  (3) Short-term loans
Since these are settled on a short-term basis, their market values are approximately equal to their book values.  Hence, their book values are used as their market values.
(4) Long-term loans
Since long-term loans are influenced by the variable interest rate and the interest rate generally changes on a periodic basis, their market values are approximately equal to their book values.  Hence, their book values are used as their market values.

(Note) 2. Redemption schedule after closing date on monetary claim with expiration
	Within a year (thousand yen)	Over one year within two years (thousand yen)	Over two years within three years (thousand yen)	Over three years within four years (thousand yen)	Over four years within five years (thousand yen)	Over five years (thousand yen)
Cash	510,949	―	―	―	―	―
Cash in Trust	1,797,714	―	―	―	―	―

(Note) 3. Estimated payback amount of loans after closing date
	Within a year (thousand yen)	Over one year within two years (thousand yen)	Over two years within three years (thousand yen)	Over three years within four years (thousand yen)	Over four years within five years (thousand yen)	Over five years (thousand yen)
Short-term payable loans	4,000,000	―	―	―	―	―
Long-term loans estimated to repay within a year	5,298,886	―	―	―	―	―
Long-term payable loans	96,500	1,892,550	4,830,000	28,000	2,688,000	―

This period (from April 01, 2011 to September 30, 2011)
1. Status of financial instruments
(1) The policy for the financial product

The Investment Corporation is an investment corporation specified under Article 2 Section 12 of Investment Trusts Law and its purpose is to manage its assets by investing them mainly in specified assets (specified under the Investment Trusts Law). Fund investment operations is limited to investments such as short-term deposit, and the Investment Corporation’s policy with respect to financing is to issue investment units, etc. and take out loans from banks in order to make such investments. The purpose of derivatives transactions is to avoid the interest rate fluctuation risk for the borrowings.  Speculative transactions will not be performed.

(2) Contents of and risks associated with financial instruments and the risk management system

Variable rate loans have floating interest rate risks.  The Investment Corporation may use derivative transactions as a way for hedging if the determines the need to stabilize interest payments and avoid floating rate risks.

As for derivative transactions, the Investment Corporation has not participated in such transactions as of the end of this fiscal period under review, but in the event it does, it will perform such transactions in accordance to the regulations established by the Investment Corporation and the Asset Management Company’s rules related to risk management and with highly-rated financial institutions after obtaining agreements via a circular letter by those with resolution rights as set out by charts of the Asset Management Company’s financial division, as well as resolution at the Investment Corporation’s board meeting.

Although loans have liquidity risks, the Investment Corporation has the financial division of the Asset Management Company prepare and manage liquidity management plans and performance charts on a monthly basis, and additionally has the division monitor to avoid breach of terms related to financial limitations in applicable loan agreements. In regards with financing, the Investment Corporation manages liquidity risks by adjusting balance by considering risks of financial environment and receiving agreements by those with resolution rights via a circular letter and a resolution at the board meeting.

(3) Supplementary explanation about prevailing values, etc. of financial instruments

As for the contracts regarding the derivatives transaction under “2. Market values, etc. of financial instruments”, the price does not indicate the market risk about the derivatives transaction by itself.  There are no derivative transactions to report for this fiscal period.

2. Market values, etc. of financial instruments
Amounts for items posted on the Balance Sheet, market values of said items and the differences between these figures as of September 30, 2011 are as follows.  (See (Note) 1.)

	Amount on Balance Sheet (thousand yen)	Market Price (thousand yen)	Difference (thousand yen)
(1) Cash and deposits	629,791	629,791	―
(2) Cash and deposits in trust	2,191,513	2,191,513	―
(3) Short-term loans	(3,980,000)	(3,980,000)	―
(4) Long-term loans due within a year	(17,645,800)	(17,645,800)	―
(5) Derivative Transactions	―	―	―
(*)the figures that are considered liabilities are placed in parentheses.

(Note) 1.	Matters regarding method of calculation for the market price of the financial product and the securities and derivative transactions
(1) Cash and deposits  (2) Cash and deposits in trust  (3) Short-term loans
Since these are settled on a short-term basis, their market values are approximately equal to their book values.  Hence, their book values are used as their market values.
(4) Long-term loans
Since long-term loans are influenced by the variable interest rate and the interest rate generally changes on a periodic basis, their market values are approximately equal to their book values.  Hence, their book values are used as their market values.

(Note) 2. Redemption schedule after closing date on monetary claim with expiration
	Within a year (thousand yen)	Over one year within two years (thousand yen)	Over two years within three years (thousand yen)	Over three years within four years (thousand yen)	Over four years within five years (thousand yen)	Over five years (thousand yen)
Cash	629,791	―	―	―	―	―
Cash in Trust	2,191,513	―	―	―	―	―

(Note) 3. Estimated payback amount of loans after closing date
	Within a year (thousand yen)	Over one year within two years (thousand yen)	Over two years within three years (thousand yen)	Over three years within four years (thousand yen)	Over four years within five years (thousand yen)	Over five years (thousand yen)
Short-term payable loans	3,980,000	―	―	―	―	―
Long-term payable loans	178,500	4,792,300	9,973,000	2,702,000	―	―

[Note regarding investment and rental property]
Previous period (for reference) (from October 01, 2010 to March 31, 2011)
The Investment Corporation holds Hotel Real Estate for leasing purposes in the center of three major metropolitan areas. The revenue from these properties as listed on balance sheet, changed amount and market value are as below.
(Value: thousand yen)
Use	Amount on Balance Sheet			Market value of at the end of the fiscal period under review
	Balance at the end of the previous fiscal period	Change for the fiscal period under review	Balance at the end of the fiscal period under review
Hotel	37,429,164	- 205,784	37,223,380	33,680,300
Total	37,429,164	- 205,784	37,223,380	33,680,300
(Note 1)	For details of lease and real estate, please refer to “Portfolio Assets of the Investment Corporation”.
(Note 2)	Balance sheet for lease is the amount of acquisition cost (includes carried cost from acquisition) deducting accumulated depreciation.
(Note 3)	Of the changed amount in this period, most of the changed amount is from calculated depreciation expense.
(Note 4)
The market value of the end of this period reflects the appraisal as recorded in the real estate appraisal report by real estate appraiser of Morii Appraisal & Investment Consulting, Inc., Chuo Real Estate Appraisal Co., Ltd and the Tanizawa Sogo Appraisal Co., Ltd as of March 31, 2011.

The profit and loss with respect to properties leasing business of the period ending March 2011 is as follows.
(Unit: thousand Yen)
Use	Profit and Loss statement
	Leasing Profit	Leasing Expense	Leasing Profit and Loss	Other profit and loss
Hotel	1,255,061	423,495	831,566	―
Total	1,255,061	423,495	831,566	―
(Note)
Leasing income (including other leasing income) and the corresponding expenses (such as depreciation, property taxes, etc. and trusts and repair expenses, etc.) are included in “leasing profit” and “leasing expense” respectively.

This period (from April 01, 2011 to September 30, 2011)
The Investment Corporation holds Hotel Real Estate for leasing purposes in the center of three major metropolitan areas. The revenue from these properties on balance sheet, decreased amount of this period and market value is as below.
(Value: thousand yen)
Use	Amount on Balance Sheet			Market value of at the end of the fiscal period under review
	Balance at the beginning of the fiscal period under review	Change for the fiscal period under review	Balance at the end of the fiscal period under review
Hotel	37,223,380	5,991,526	43,214,906	39,089,600
Total	37,223,380	5,991,526	43,214,906	39,089,600
(Note 1)	For details of lease and real estate, please refer to “Portfolio Assets of the Investment Corporation”.
(Note 2)	Balance sheet for lease is the amount of acquisition cost (includes carried cost from acquisition) deducting accumulated depreciation.
(Note 3)	The main decreased amount is from the acquisition of NH Building Nihonbashi Bakurocho and NH Building Kumamoto.
(Note 4)
The market value of the end of this period reflects the appraisal as recorded in the real estate appraisal report by real estate appraiser of Morri Appraisal & investment Consulting, Inc, Chuo Real Estate Appraisal Co., Ltd and the Tanizawa Sogo Appraisal Co., Ltd as of September 30, 2011.

The profit and loss with respect to properties leasing business of the period ended September 2011 is as follows.
(Unit: thousand yen)
Use	Amount on Profit and Loss statement
	Leasing Profit	Leasing Expense	Leasing Profit and Loss	Other profit and loss
Hotel	1,419,768	454,079	965,689	―
Total	1,419,768	454,079	965,689	―
(Note)
Leasing income (including other leasing income) and the corresponding expenses (depreciation, property taxes, etc. and trusts and repair expenses etc.) are included in “leasing profit” and “leasing expense” respectively.

[Note on dealing with related parties]

Previous fiscal period (for reference) (from October 01, 2010 to March 31, 2011)
Property	Company name	Nature of business or industry	Ownership of Investment (%)	Details of the transaction	Transaction amount (thousand yen)	Subject	Balance at the end of the period (thousand yen)
Asset Custody Company	The Chuo Mitsui Trust and Banking Company Ltd.	Trust banking business	―	Bank loan	2,400,000	Short-term loans payable	900,000
						Long-term loans payable repay within a year	787,666
						Long-term loans payable	1,500,000
				Interest paid	19,186	Accrued expenses	136
				Expense related to financing loan	20,576	Prepaid expenses	16,323
						Long-term prepaid expenses	20,952
				Trust fee	17,960	Prepaid expenses	545
						Long-term prepaid expenses	3,227
				Commission of Administrative Agents	11,889	Operating Payables	12,483
				Commission of Transfer	7,712	Operating Payables	503
(Note 1)	Conditions of the above described transaction were decided by referring to the same standard conditions of the market.
(Note 2)	The tax is not included in the transaction amount, but it is included in the balance at the end of the period.

Fiscal period under review (from April 01, 2011 to September 30, 2011)
Property	Company name	Nature of business or industry	Ownership of Investment (%)	Details of the transaction	Transaction amount (thousand yen)	Subject	Balance at the end of the period (thousand yen)
Related Parties	Star Investment Joint Venture	Hotel Business	―	Rental income	17,129	Operating account receivables	8,576
Asset Custody Company	The Chuo Mitsui Trust and Banking Company Ltd.	Trust banking business	―	Bank loan	1,800,000	Short-term loans payable	895,500
						Long-term loans payable	3,283,500
				Interest paid	32,318	Accrued expenses	179
				Expense related to financing loan	13,868	Prepaid expenses	24,932
						Long-term prepaid expenses	33,396
				Trust fee	14,350	Prepaid expenses	545
						Long-term prepaid expenses	2,954
				Commission of Administrative Agents	14,551	Operating Payables	15,278
				Commission of Transfer	5,631	Operating Payables	464
(Note 1)	Conditions of the above described transaction were decided by referring to the same standard conditions of the market.
(Note 2)	The tax is not included in the transaction amount, but it is included in the balance at the end of the period.

[Notes regarding per unit information]
Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011		Fiscal period under review From April 01, 2011 to September 30, 2011
Net asset per investment unit	471,629 yen	Net asset per investment unit	407,628 yen
Net income per investment unit	8,079 yen	Net income per investment unit	8,565 yen
Net income per investment unit after adjustment for potential investment units is not stated as there are no potential investment units.		Net income per investment unit after adjustment for potential investment units is not stated as there are no potential investment units.
(Note)	The basis for calculation of net income per investment unit is as below.

	Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011	Fiscal period under review From April 01, 2011 to September 30, 2011
Net income (thousand yen)	340,962	493,371
Amount not attributable to common unit holders (thousand yen)	―	―
Net income attributable to common investment units (thousand yen)	340,962	493,371
Average number of investment units during this fiscal period (unit)	42,200	57,598

[Notes regarding significant subsequent events]
Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011			Fiscal period under review From April 01, 2011 to September 30, 2011
1.	Issuance of the new investment units		Not applicable

The Investment Corporation resolved to issue the new investment units for third party allotment at the board of directors’ meeting held on March 22, 2011 as described below and all shares were paid on April 06, 2011.  As a result, the total number of investment units issued is 58,031 units, totaling 23,161,729,400 yen.

	(1)	Number of the new investment units issued: 15,831 units.
	(2)	Issued price: 227,400 yen per unit
	(3)	Total issued price: 3,599,969,400 yen
	(4)	Payment Date: April 06, 2011
	(5)	Allotted Party: Umi Investment TMK
14,450 units
Opal Paramount Sdn Bhd
1,381 units
(6)
Application of funds: The fund procured by the allocation to third party was used for a part of the fund to acquire the Nihonbashi Bakurocho NH Building (Comfort Hotel Tokyo Higashi Nihombashi) and Kumamoto NH Building (Dormy Inn Kumamoto).

2.	Borrowing of funds

The Investment Corporation obtained loans as described below for purpose of funding the acquisition of Nihonbashi Bakurocho NH Building (Comfort Hotel Tokyo Higashi Nihombashi) and Kumamoto NH Building (Dormy Inn Kumamoto) that the Investment Corporation had acquired on April 08, 2011.

	(1)	Borrowed from: Sumitomo Mitsui Banking Corporation, the Chuo Mitsui Trust and Banking Company, Limited.
	(2)	Borrowed amount: 2,900 million yen
	(3)	Rate of Interest: 3-month TIBOR + 1.20% (annual rate)
	(4)	Borrowed Date: April 08, 2011
(5)
Coupon Date: The first date is June 30, 2011 and thereafter on the last day of every three months (but if the relevant day is not a business day, the previous business day) and on the principal repayment date.

(6)
Principle repayment method: The first date is June 30, 2011, thereafter 0.25% of the initial borrowed amount is paid every three months, and the remaining amount on the principal repayment date in a lump.

	(7)	Principle repayment date: September 30, 2013 (but if the relevant day is not a business day, the previous business day)
(8)
Guarantee: With guarantee (to pledge all real estate trust beneficiary rights that the Investment Corporation currently owns including the real estate trust beneficiary rights acquired on April 08, 2011.)

Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011				Fiscal period under review From April 01, 2011 to September 30, 2011
3.	Acquired Assets
The Investment Corporation acquired the following assets on April 08, 2011
	Name (Hotel Name)	Nihonbashi Bakurocho NH Building (Comfort Hotel Tokyo Higashi Nihombashi)	Kumamoto NH Building (Hotel Dormy Inn Kumamoto)
	Type of Assets	Real estate trust beneficiary rights	Real estate trust beneficiary rights
	Acquired amount	3,746,000,000 yen (note)	2,334,000,000 yen (note)
	Agreement on contract for sale	March 22, 2011	March 22, 2011
	Acquired Date	April 08, 2011	April 08, 2011
	Acquired From	Maya investment Joint Venture	Kyoritsu Maintenance Co.
(Note)
The figures provided in this row represents the amount after deducting the acquisition expenses, the adjusted real estate tax and adjusted city planning tax, the consumption tax and the equivalent local consumption tax.

VI.  Statement of Cash Distributions

Item	Period	Previous fiscal period (for reference) From October 01, 2010 to March 31, 2011		Fiscal period under review From April 01, 2011 to September 30, 2011
I	Unappropriated retained earnings	340,986,693	yen	493,382,601	yen
II	Amount of dividends	340,976,000	yen	493,379,562	yen
	(Distribution per investment unit)	(8,080	yen)	(8,502	yen)
III	Retained earnings carried forward	10,693	yen	3,039	yen
	Calculation Method for Distributions
Pursuant to the policy set forth in Article 34, Paragraph 1 of the Articles of Incorporation, the Investment Corporation distributes an amount in excess of 90 percent of its “distributable income” as defined in Article 67-15 of the Special Taxation Measures Law, but no more than the amount of unappropriated retained earnings.  Based on such policy, the Investment Corporation decided as distributions to pay out 340,976,000 yen, which is the largest integral multiple of the number of investment units issued and outstanding (42,200 units), and not exceeding the unappropriated retained earnings.  The Investment Corporation does not distribute cash in excess of earnings stipulated under Article 34, Paragraph 1(4) of the Articles of Incorporation.

Pursuant to the policy set forth in Article 34, Paragraph 1 of the Articles of Incorporation, the Investment Corporation distributes an amount in excess of 90 percent of its “distributable income” as defined in Article 67-15 of the Special Taxation Measures Law, but no more than the amount of unappropriated retained earnings.  Based on such policy, the Investment Corporation decided as distributions to pay out 493,379,562 yen, which is the largest integral multiple of the number of investment units issued and outstanding (58,031 units), and not exceeding the unappropriated retained earnings.  The Investment Corporation does not distribute cash in excess of earnings stipulated under Article 34, Paragraph 1(4) of the Articles of Incorporation.

VII．Statements of Cash Flow (reference information)

(Unit: thousand yen)
		Previous Period From October 01, 2010 To March 31, 2011	Period Under Review From April 01, 2011 To September 30,2011
Net cash provided by (used in) business activities
Income before income tax		342,076	494,363
Depreciation		231,420	265,802
Amortization of investment unit issuance expenses		―	5,020
Interest income		- 282	- 260
Reversal of accrued dividends		- 560	- 708
Interest expense		138,290	178,743
Decrease (increase) in operating accounts receivable		- 10,052	- 78,336
Decrease (increase) in consumption tax refund receivable		―	- 149,738
Decrease (increase) in prepaid expenses		25,729	- 65,689
Increase (decrease) in operating accounts payable		17,143	10,225
Increase (decrease) in accrued expenses		- 22,960	10,762
Increase (decrease) in accrued consumption tax		- 18,178	-5,242
Increase (decrease) in advances received		- 24,475	28,557
Increase (decrease) in deposits received		―	3,833
Decrease (increase) in long-term prepaid expense		- 132,547	- 50,375
Subtotal		545,603	646,959
Interest income received		282	260
Interest expenses paid		- 138,193	- 178,619
Income taxes paid		- 968	- 1,115
Net cash provided by (used in) operating activities		406,723	467,484
Net cash provided by (used in) investment activities
Purchase of tangible fixed assets in trust		- 92,405	- 6,237,723
Proceeds from tenant leasehold and security deposits in trust		―	261,665
Net cash provided by (used in) investment activities		- 92,405	- 5,976,058
Net cash provided by (used in) financial activities
Increase in short-term loans		4,000,000	―
Decrease in short-term loans		- 11,761,536	-20,000
Proceeds from long-term loans		7,700,000	8,200,000
Repayment of long-term loans		- 37,872	- 5,388,136
Proceeds from issuance of investment units		―	3,599,969
Investment unit issuance expense		―	-30,120
Dividends paid		- 385,052	-340,497
Net cash provided by (used in) financial activities		- 484,460	6,021,214
Net increase (decrease) in cash and cash equivalents		- 170,142	512,640
Cash and cash equivalents at the beginning of the period		2,478,806	2,308,664
Cash and cash equivalents at the end of the period	*1	2,308,664	2,821,304

(Note)
The Statement of Cash Flow has been included in this document as a reference material and was prepared based on the “Ordinance on Terminology, Forms, and Preparation Methods of Financial Statements, etc.” (Ordinance of the Ministry of Finance No. 59 of 1963).

[Notes regarding matters concerning significant accounting policy] (reference information)

Period Item	Previous fiscal period From October 01, 2010 to March 31, 2011	Fiscal period under review From April 01, 2011 to September 30, 2011
Scope of Funds in the Statement of Cash Flow (Cash and cash equivalents)
The funds in the Statements of Cash Flow consist of cash on hand and cash in trust; deposits that can be withdrawn at any time and deposits in trust; and short-term investments with a maturity of three months or less from the date of acquisition, which are readily convertible to cash and bear only an insignificant risk of price fluctuation.

The funds in the Statements of Cash Flow consist of cash on hand and cash in trust; deposits that can be withdrawn at any time and deposits in trust; and short-term investments with a maturity of three months or less from the date of acquisition, which are readily convertible to cash and bear only an insignificant risk of price fluctuation.

[Notes regarding statement of cash flow] (reference information)

Previous fiscal period From October 01, 2010 to March 31, 2011		Fiscal period under review From April 01, 2011 to September 30, 2011
*1. Relationship between the balance of cash and cash equivalents at the end of the fiscal period and the amount stated in the Balance Sheet		*1. Relationship between the balance of cash and cash equivalents at the end of the fiscal period and the amount stated in the Balance Sheet

	(As of March 31, 2011)		(As of September 30, 2011)

	(Unit: thousand yen)		(Unit: thousand yen)

Cash and Deposits	510,949	Cash and Deposits	629,791

Cash and Deposits in trust	1,797,714	Cash and Deposits in trust	2,191,513

Cash and Cash Equivalents	2,308,664	Cash and Cash Equivalents	2,821,304